                                                                    EXHIBTI 99.1


                      TRUST SALE AND SERVICING AGREEMENT



                                     AMONG



                                VW CREDIT, INC.
                                   SERVICER



                        VOLKSWAGEN DEALER FINANCE, LLC
                                  TRANSFEROR


                                      AND


                   VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST
                                     TRUST



                        DATED AS OF AUGUST [   ], 2000

                               TABLE OF CONTENTS

                                                                                           Page
ARTICLE  I
     DEFINITIONS......................................................................      1
          SECTION 1.1   Definitions...................................................      1

ARTICLE  II
     CONVEYANCE OF RECEIVABLES........................................................      1
          SECTION 2.1   Conveyance of Receivables.....................................      1
          SECTION 2.2   Acceptance by the Owner Trustee...............................      3
          SECTION 2.3   Representations and Warranties of the Transferor
                        Relating to the Transferor and the Agreement..................      3
          SECTION 2.4   Representations and Warranties of the Transferor
                        Relating to the Receivables...................................      5
          SECTION 2.5   Addition of Accounts..........................................      7
          SECTION 2.6   Covenants of the Transferor...................................      9
          SECTION 2.7   Removal of Accounts Without Removal of Receivables............     10
          SECTION 2.8   Removal of Receivables With Accounts..........................     11
          SECTION 2.9   Transfer of Ineligible Receivables............................     12

ARTICLE  III
     ADMINISTRATION AND SERVICING OF RECEIVABLES......................................     13
          SECTION 3.1   Acceptance of Appointment and Other Matters Relating
                        to the Servicer...............................................     13
          SECTION 3.2   Servicing Compensation........................................     14
          SECTION 3.3   Representations, Warranties and Covenants
                        of the Servicer...............................................     15
          SECTION 3.4   Reports and Records...........................................     17
          SECTION 3.5   Annual Servicer's Certificate.................................     19
          SECTION 3.6   Annual Independent Public Accountants' Servicing Report.......     19
          SECTION 3.7   Tax Treatment.................................................     19
          SECTION 3.8   Notices to VCI................................................     20
          SECTION 3.9   Adjustments...................................................     20

ARTICLE  IV
     ALLOCATION AND APPLICATION OF COLLECTIONS........................................     20
          SECTION 4.1   Establishment of Accounts.....................................     20
          SECTION 4.2   Allocations and Applications of Collections
                        and Other Funds...............................................     22
          SECTION 4.3   Excess Principal Collections..................................     22
          SECTION 4.4   Excess Funding Account........................................     23

          SECTION 4.5   Net Deposits.....................................................  24

ARTICLE  V
     DISTRIBUTIONS AND REPORTS TO NOTEHOLDERS AND
     THE RESIDUAL INTEREST HOLDER........................................................  24

ARTICLE  VI
     OTHER MATTERS RELATING TO THE SERVICER..............................................  24
          SECTION 6.1   Liability of the Servicer........................................  24
          SECTION 6.2   Merger or Consolidation of, or Assumption of,
                        the Obligations of the Servicer..................................  24
          SECTION 6.3   Limitation on Liability of the Servicer and Others...............  25
          SECTION 6.4   Servicer Indemnification of the Trust, the Indenture
                        Trustee and the Owner Trustee....................................  25
          SECTION 6.5   The Servicer Not to Resign.......................................  26
          SECTION 6.6   Access to the Documentation and Information
                        Regarding the Receivables........................................  27
          SECTION 6.7   Delegation of Duties.............................................  27
          SECTION 6.8   Examination of Records...........................................  27

ARTICLE  VII
     SERVICING DEFAULTS..................................................................  27
          SECTION 7.1   Servicing Defaults...............................................  27
          SECTION 7.2   Indenture Trustee to Act; Appointment of Successor...............  29
          SECTION 7.3   Notification to Noteholders and Residual
                        Interestholder...................................................  30
          SECTION 7.4   Waiver of Past Defaults..........................................  31

ARTICLE  VIII
     MISCELLANEOUS PROVISIONS............................................................  31
          SECTION 8.1   Amendment........................................................  31
          SECTION 8.2   No Petition Covenant.............................................  32
          SECTION 8.3   GOVERNING LAW....................................................  32
          SECTION 8.4   Notices..........................................................  33
          SECTION 8.5   Severability of Provisions.......................................  33
          SECTION 8.6   Assignment.......................................................  33
          SECTION 8.7   Further Assurances...............................................  33
          SECTION 8.8   No Waiver; Cumulative Remedies...................................  33
          SECTION 8.9   Counterparts.....................................................  33
          SECTION 8.10  Third-Party Beneficiaries........................................  33
          SECTION 8.11  Action by Owner Trustee..........................................  33
          SECTION 8.12  Merger and Integration...........................................  34
          SECTION 8.13  Headings.........................................................  34
          SECTION 8.14

EXHIBITS

Exhibit A Form of Assignment of Receivables in Additional Accounts Exhibit B Form of Annual Servicer's Certificate
Exhibit C  Form of Reassignment of Receivables in Removed Accounts


APPENDICES

APPENDIX A      Definitions and Rules of Construction
APPENDIX B      Notice Addresses and Procedures


SCHEDULES

SCHEDULE 1      List of Accounts
SCHEDULE 2      Proceedings
SCHEDULE 3      List of Trust Accounts

TRUST SALE AND SERVICING AGREEMENT dated as of August [ ], 2000, by and among VW CREDIT, INC., a Delaware corporation (the "Servicer"), VOLKSWAGEN DEALER
                                              --------
FINANCE, LLC, a Delaware limited liability company (the "Transferor"), and
                                                         ----------
VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, a New York common law trust (the "Trust").
 -----

In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Residual Interestholder and the Beneficiaries to the extent provided herein:


                                   ARTICLE I
                                  DEFINITIONS

          SECTION 1.1  Definitions.  Certain capitalized terms in this Agreement
                       -----------
are defined in and shall have the respective meanings assigned to them in Part I
                                                                          ------
of Appendix A to this Agreement.  All references herein to "the Agreement" or
   ----------
"this Agreement" are to this Trust Sale and Servicing Agreement as it may be amended, supplemented or modified from time to time, the exhibits hereto and the capitalized terms used herein which are defined in Appendix A, and all
                                                   ----------
references herein to Articles, Sections and subsections are to Articles, Sections or subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of Appendix A shall be applicable to this
                             -------    ----------
Agreement.


                                  ARTICLE II
                           CONVEYANCE OF RECEIVABLES

          SECTION 2.1  Conveyance of Receivables.  In consideration of the
                       -------------------------
Issuer's delivery to the Transferor of the Residual Interest, the Transferor does hereby sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided herein), to the Trust for the benefit of the Residual Interestholder and the other Beneficiaries on the Initial Closing Date, in the case of the Initial Accounts, and on the applicable Addition Date, in the case of Additional Accounts, (a) all of its right, title and interest in, to and under the Receivables in each Account and all Collateral Security with respect thereto owned by the Transferor at the close of business on the Initial Cut-Off Date, in the case of the Initial Accounts, and on the applicable Additional Cut-Off Date, in the case of Additional Accounts, and all monies due or to become due thereon (including all interest accruing thereon after [________ __], 2000, whether paid or payable) and all amounts received with respect thereto and all proceeds of all of the foregoing (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the applicable jurisdiction where either the Transferor's or VCI's chief executive offices or books and records relating to the Receivables are located, and Recoveries) thereof and (b) all of the Transferor's rights, remedies, powers and privileges with respect to such Receivables (and otherwise) under the Receivables Purchase Agreement. As of each Business Day, prior to the earlier of (i) the occurrence of an Early Amortization Event specified in Section 5.17(a), (b), (c), (d), (e)
                                            ---------------  ---  ---  ---  ---
or (f) the Indenture or the Series Supplement and (ii) the Trust Termination
   ---
Date, on which Receivables are created in the Accounts (a "Transfer Date"), the
                                                           -------------
Transferor does hereby
sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided herein), to the Trust for the benefit of the Residual Interestholder and the Beneficiaries, all of its right, title and interest in, to and under the Receivables in each Account (other than any Receivables created in any Designated Accounts from and after the applicable Removal Date) and all Collateral Security with respect thereto owned by the Transferor at the close of business on such Transfer Date and not theretofore conveyed to the Trust, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the applicable jurisdiction, and Recoveries) of all of the foregoing (all such assets conveyed pursuant to this Agreement, the "Conveyed
                                                           --------
Receivables"). Such property, together with all monies on deposit in, and on
-------------
deposit in, and Eligible Investments credited to, the Collection Account or any Series Account, any Enhancements and the Collateral Security with respect to the Receivables shall collectively constitute the assets of the Trust (the "Trust Assets"). The foregoing sale, transfer, assignment, set-over and
 ------------
conveyance and any subsequent sales, transfers, assignments, set-overs and conveyances do not constitute, and are not intended to result in, the creation or an assumption by the Trust, the Owner Trustee, the Indenture Trustee, any Agent or any Beneficiary of any obligation of the Servicer, the Transferor, VCI or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to any Dealers.

     It is the express intent of the parties hereto that the conveyance of the Conveyed Receivables by Transferor be, and be construed as, sales of such Conveyed Receivables by Transferor to the Trust, and not a pledge by Transferor to the Trust to secure a debt or other obligations of Transferor. However, in the event that, notwithstanding the aforementioned intent of the parties, any such Conveyed Receivables are held to be the property of Transferor, then it is the express intent of the parties to this Agreement that this Agreement constitutes a "security agreement" under the UCC and applicable law, and Transferor hereby grants to the Trust a first priority, continuing lien and security interest in all right, title and interest of Transferor in, to and under the Conveyed Receivables sold pursuant to this Agreement, and all proceeds in respect thereof. Transferor shall take such actions, as may be necessary to ensure that if this Agreement were deemed to create a security interest, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such for the term of this Agreement.

          In connection with such sales, the Transferor agrees to record and file, at its own expense, a financing statement on form UCC-1 or any other applicable form (and continuation statements when applicable) with respect to the Receivables now existing and hereafter created for the sale of chattel paper, accounts and general intangibles (as defined in Sections 9-105 and 9-106 of the UCC as in effect in the applicable jurisdiction where either the Transferor's or VCI's chief executive offices or books and records relating to the Receivables are located) meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of the Receivables and the Collateral Security to the Trust, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Owner Trustee on or prior to the Initial Closing Date, in the case of the Initial Accounts, and (if any additional filing is so necessary) the applicable Addition Date, in the case of Additional Accounts.

The Owner Trustee shall be under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under the UCC in connection with such sales.

          In connection with such sales, the Transferor further agrees, at its own expense, on or prior to the Initial Closing Date, in the case of the Initial Accounts, the applicable Addition Date, in the case of Additional Accounts, and the applicable Removal Date, in the case of Removed Accounts, (a) to cause the Servicer to indicate in its computer files as required by the Receivables Purchase Agreement, that the Receivables created in connection with the Accounts (other than Removed Accounts) have been sold, and the Collateral Security assigned, to the Transferor in accordance with the Receivables Purchase Agreement and sold to the Trust pursuant to this Agreement for the benefit of the Residual Interestholder and the Beneficiaries and (b) to deliver to the Owner Trustee and the Indenture Trustee (or cause VCI to do so) a computer file or microfiche or written list containing a true and complete list of all such Accounts (other than Removed Accounts) specifying for each such Account, as of the Initial Cut-Off Date, in the case of the Initial Accounts, and the applicable Additional Cut-Off Date, in the case of Additional Accounts, (i) its account number and (ii) the aggregate amount of Principal Receivables in such Account. Such file or list, as supplemented from time to time to reflect Additional Accounts and Removed Accounts, shall be marked as Schedule 1 to this
                                                             ----------
Agreement and is hereby incorporated into and made a part of this Agreement. Neither the Owner Trustee nor the Indenture Trustee shall be under any obligation whatsoever to verify the accuracy or completeness of the information contained in Schedule 1 from time to time. In addition, in connection with such
             ----------
sales, the Transferor shall deliver within 10 days after the Initial Closing Date in the case of the Initial Accounts or the applicable Addition Date in the case of Additional Accounts to the Owner Trustee all documents constituting "instruments" (as defined in the UCC as in effect in the applicable jurisdiction) with such endorsements attached as the Owner Trustee may reasonably require.

          SECTION 2.2  Acceptance by the Owner Trustee.  The Owner Trustee
                       -------------------------------
hereby acknowledges its acceptance, on behalf of the Trust, of all right, title and interest previously held by the Transferor to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 2.1 and declares
                                                     -----------
that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of the Residual Interestholder and the Beneficiaries.
The Owner Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Transferor delivered to the Owner Trustee (i) all documents evidencing the Receivables which constitute "instruments" (as defined in the UCC as in effect in the applicable jurisdiction) and (ii) the computer file or microfiche or written list relating to the Initial Accounts described in the last paragraph of Section 2.1.
                                                           -----------

          The Owner Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in the Basic Documents.

          SECTION 2.3  Representations and Warranties of the Transferor Relating
                       ---------------------------------------------------------
to the Transferor and the Agreement.  The Transferor hereby represents  and
-----------------------------------
warrants to the Trust, the Indenture Trustee and to the Owner Trustee as of each Closing Date that:

          (a)  Organization and Good Standing.  The Transferor is a limited
               ------------------------------
liability company duly formed and validly existing and in good standing under the laws of the State of Delaware and has, in all material respects, full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

          (b)  Due Qualification.  The Transferor is duly qualified to do
               -----------------
business and, where necessary, is in good standing as a foreign limited liability company (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder.

          (c)  Due Authorization.  The execution and delivery of this Agreement
               -----------------
and the other Basic Documents and the consummation of the transactions provided for or contemplated by this Agreement and the other Basic Documents by the Transferor, have been duly authorized by the Transferor by all necessary action on the part of the Transferor.

          (d)  No Conflict.  The execution and delivery of this Agreement and
               -----------
the other Basic Documents, the performance of the transactions contemplated by this Agreement and the other Basic Documents and the fulfillment of the terms hereof and thereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Transferor is a party or by which it or its properties are bound.

          (e)  No Violation.  The execution and delivery of this Agreement, the
               ------------
other Basic Documents, the performance of the transactions contemplated by this Agreement and the other Basic Documents and the fulfillment of the terms hereof and thereof applicable to the Transferor, will not conflict with or violate any material Requirements of Law applicable to the Transferor.

          (f)  No Proceedings.  There are no proceedings or, to the best
               --------------
knowledge of the Transferor, investigations pending or threatened against the Transferor before any Governmental Authority (i) asserting the invalidity of this Agreement or the other Basic Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement and the other Basic Documents, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement and the other Basic Documents, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement and the other Basic Documents or (v) seeking to affect adversely the income tax attributes of the Trust under the United States federal, or any other applicable state, local or foreign jurisdiction's, income, single business or franchise tax systems.

          (g)  All Consents Required.  All appraisals, authorizations, consents,
               ---------------------
orders, approvals or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement and the other Basic Documents, the performance of the transactions contemplated by this Agreement and the other Basic Documents, and the fulfillment of the terms hereof and thereof, have been obtained.

          (h)  Enforceability.  This Agreement and the other Basic Documents
               --------------
each constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (i)  Record of Accounts.  As of the Initial Closing Date, in the case
               ------------------
of the Initial Accounts, as of the applicable Addition Date, in the case of the Additional Accounts, and, as of the applicable Removal Date, in the case of Removed Accounts, Schedule 1 to this Agreement is an accurate and complete
                  ----------
listing in all material respects of all the Accounts as of the Initial Cut-Off Date, the applicable Additional Cut-Off Date or the applicable Removal Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Initial Cut-Off Date, such applicable Additional Cut-Off Date or such Removal Date, as the case may be.

          (j)  Valid Transfer.  This Agreement or, in the case of Additional
               --------------
Accounts, the related Assignment constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of the Transferor in the related Receivables and the Collateral Security and the proceeds thereof and all of the Transferor's rights, remedies, powers and privileges with respect to the Receivables under the Receivables Purchase Agreement and, upon the filing of the financing statements described in Section 2.1 with the Secretary of State in
                                      -----------
the applicable jurisdiction where either the Transferor's or VCI's chief executive offices or books and records relating to the Receivables are located and, in the case of the Additional Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority perfected ownership interest in such property, except for Liens permitted under Section 2.6(a). Except as otherwise provided in this Agreement,
                --------------
or the other Basic Documents, neither the Transferor nor any Person claiming through or under the Transferor has any claim to or interest in the Trust Assets.

          The representations and warranties set forth in this Section 2.3 shall
                                                               -----------
survive the transfer and assignment of the Receivables to the Trust. Upon discovery by the Transferor, the Owner Trustee, the Indenture Trustee, the Servicer, or any Agent of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties, any Agent and to any Enhancement Providers.

          In the event the Noteholders shall have exercised their right to have the Notes redeemed pursuant to Section 10.1(b) of the Indenture as a result of
                               ---------------
any breach of any of the representations and warranties set forth in this
Section 2.3, the Transferor shall deposit into the Note
-----------

Distribution Account in immediately available funds on the Business Day preceding the Redemption Date, an amount equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Series Supplement. The obligation of the Transferor to make the deposit specified in this Section 2.3 will constitute the sole remedy to the Trust, the Noteholders
     -----------
(the Indenture Trustee on behalf of the Noteholders) or any other Person as a result of the breach of the representations and warranties set forth in this
Section 2.3.
-----------

          SECTION 2.4  Representations and Warranties of the Transferor Relating
                       ---------------------------------------------------------
to the Receivables.
------------------

          (a)  Representations and Warranties.  The Transferor hereby represents
               ------------------------------
and warrants to the Trust that:

               (i) Each Receivable and all Collateral Security existing on the Initial Closing Date or, in the case of Additional Accounts, on the applicable Addition Date, and on each Transfer Date, has been conveyed to the Trust free and clear of any Lien (other than the Lien held by VCI subject to Article VII of the Receivables Purchase Agreement).
                -----------

               (ii) With respect to each Receivable and all Collateral Security existing on the Initial Closing Date or, in the case of Additional Accounts, on the applicable Addition Date, and on each Transfer Date, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the conveyance of such Receivable or Collateral Security to the Trust have been duly obtained, effected or given and are in full force and effect.

               (iii) On the Initial Cut-Off Date and each Closing Date, each Initial Account is an Eligible Account and, in the case of Additional Accounts, on the applicable Additional Cut-Off Date and each subsequent Closing Date, each such Additional Account is an Eligible Account.

               (iv) On the Initial Closing Date, in the case of the Initial Accounts, and, in the case of the Additional Accounts, on the applicable Additional Cut-Off Date, and on each Transfer Date, each Receivable conveyed to the Trust on such date is an Eligible Receivable or, if such Receivable is not an Eligible Receivable, such Receivable is conveyed to the Trust in accordance with Section 2.9.
                                  -----------

               (v) In the selection of Accounts, no selection procedures reasonably believed by the Transferor to be adverse to the interests of the Beneficiaries shall have been used in selecting such Accounts

          (b)  Notice of Breach.  The representations and warranties set forth
               ----------------
in Section 2.4(a) shall survive the transfer and assignment of the Receivables
   --------------
to the Trust and the pledge to the Indenture Trustee under the Indenture. Upon discovery by the Transferor, the Owner

Trustee, the Indenture Trustee, the Servicer, or any Agent, of a breach of any of the representations and warranties set forth in Section 2.4(a) the party
                                                   --------------
discovering such breach shall give prompt written notice to the other parties and to any Enhancement Providers.

          (c)  Reassignment.  In the event any representation or warranty under
               ------------
Section 2.4(a) is not true and correct as of the date specified therein with
--------------
respect to any Receivable or Account and such breach has a material adverse effect on the Noteholders, then, within 30 days (or such longer period as may be agreed to in writing by the Indenture Trustee) of the earlier to occur of the discovery of any such event by the Transferor or the Servicer, or receipt by the Transferor or the Servicer of written notice of any such event given by the Owner Trustee, the Indenture Trustee, any Agent or any Enhancement Providers, the Transferor shall accept a reassignment of such Receivable or, in the case of such an untrue representation or warranty with respect to an Account, all Receivables in such Account, on the Determination Date immediately succeeding the day of such discovery or notice on the terms and conditions set forth in the next succeeding paragraph; provided, however, that no such reassignment shall be
                           --------  -------
required to be made with respect to such Receivable if, by the end of such 30-day period (or such longer period as may be agreed to in writing by the Indenture Trustee), the breached representation or warranty shall then be true and correct in all material respects and any material adverse effect caused thereby shall have been cured.

          The Transferor shall accept a reassignment of each such Receivable by directing the Servicer to deduct, subject to the next sentence, the principal amount of such Receivables from the Pool Balance on or prior to the end of the Collection Period in which such reassignment obligation arises. If, following such deduction, the Residual Participation Amount would be less than the Trust Available Subordination Amount on the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date following such Determination Date), then not later than 12:00 noon on the day on which such reassignment occurs, the Transferor shall deposit in the Collection Account in immediately available funds the amount (the "Transfer Deposit Amount") by which Residual Participation
                       -----------------------
Amount would be less than such Trust Available Subordination Amount (up to the principal amount of such Receivables); provided that if the Transfer Deposit
                                       --------
Amount is not deposited as required by this sentence, then the principal amounts of such Receivables shall only be deducted from the Pool Balance to the extent that the Residual Participation Amount is not reduced below the Trust Available Subordination Amount and the Receivables the principal amounts of which have not been so deducted shall not be reassigned to the Transferor and shall remain part of the Trust. Upon reassignment of any such Receivable, but only after payment by the Transferor of the Transfer Deposit Amount, if any, the Trust shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Receivable, all Collateral Security and all moneys due or to become due with respect thereto and all proceeds thereof. The Owner Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Transferor to effect the conveyance of such Receivables pursuant to this Section 2.4. The obligation of
                                                -----------
the Transferor to accept a reassignment of any such Receivable and to pay any related Transfer Deposit Amount shall constitute the sole remedy respecting the event giving rise to such obligation available to the Trust, the Noteholders (or the Indenture Trustee on behalf of Noteholders) or any other Person.

          SECTION 2.5  Addition of Accounts.  Subject to the condition set forth
                       --------------------
in this Section 2.5, the Transferor may designate additional accounts to be
        -----------
included as Accounts (the "Additional Accounts").
                           -------------------

          (a)  Required Addition of Accounts.  If, as of the close of business
               -----------------------------
 on the last day of any Collection Period, the Pool Balance on such day is less than the Required Participation Amount as of the following Payment Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Payment Date), then the Transferor shall, within 10 Business Days following the end of such Collection Period, designate and transfer to the Trust the Receivables (and the Collateral Security) of Additional Accounts of the Transferor to be included as Accounts in a sufficient amount such that after giving effect to such addition the Pool Balance as of the close of business on the Addition Date is at least equal to such Required Participation Amount. The failure of the Transferor to transfer Receivables to the Trust as provided in this paragraph solely as a result of the unavailability of a sufficient amount of Eligible Receivables shall not constitute a breach of this Agreement; provided, however, that any such failure will nevertheless result in the
--------  -------
occurrence of an Early Amortization Event described in Section 5.17 of the
                                                       ------------
Indenture. In connection with the designation of any account as an Additional Account pursuant to this Section 2.5(a), each of the following conditions shall
                         --------------
be satisfied with respect to such addition on or prior to the related Addition
Date:

               (i)    such Additional Accounts shall all be Eligible Accounts;

               (ii)   the Transferor shall have delivered to the Owner Trustee
     a duly executed written assignment (including an acceptance by the Owner Trustee) in substantially the form of Exhibit A (the "Assignment") and to
                                           ---------       ----------
     the Owner Trustee and the Indenture Trustee the computer file or microfiche or written list required to be delivered pursuant to Section 2.1;
                                                          -----------

               (iii)    the Transferor shall, to the extent required by Section
                                                                        -------
     4.2, have deposited in the Collection Account all Collections with respect
     ---
     to such Additional Accounts since the Additional Cut-Off Date;

               (iv) (A) no selection procedures reasonably believed by the Transferor to be adverse to the interests of the Beneficiaries shall have been used in selecting such Additional Accounts; (B) the list of Additional Accounts delivered pursuant to clause (iii) shall be true and correct in
                                    ------------
     all material respects as of the Additional Cut-Off Date and (C) as of each of the Notice Date and the Addition Date, neither VCI nor the Transferor shall be insolvent nor will either of them be made insolvent by such transfer nor shall any of them be aware of any pending insolvency;

               (vi) the addition of the Receivables arising in such Additional Accounts shall not result in the occurrence of an Early Amortization Event; and

               (vii) the Transferor shall have delivered to the Owner Trustee, the Indenture Trustee, the Rating Agencies, and any Enhancement Providers a certificate confirming (A) the items set forth in paragraphs (ii) through
     (vii) above and (B) that the Transferor reasonably believes that the addition of the Receivables arising in such Additional Accounts will not result in the occurrence of an Early Amortization Event.

          Receivables and Collateral Security from such Additional Accounts shall be sold to the Trust effective on a date (the "Addition Date") specified
                                                     -------------
in a written notice provided by the Transferor (or the Servicer on its behalf) to the Owner Trustee, the Indenture Trustee, the Rating Agencies, any Agent and any Enhancement Providers specifying the Additional Cut-Off Date and the Addition Date for such Additional Accounts (the "Addition Notice") on or before
                                                 ---------------
the first Business Day but not more than the 30th day prior to the related Addition Date (the "Notice Date").
                    -----------

          The Transferor hereby represents and warrants as of the applicable Addition Date as to the matters set forth in clause (v) above). Upon discovery
                                             ----------
by the Transferor, VCI, any Agent, the Owner Trustee, the Indenture Trustee or any Enhancement Providers of a breach of the foregoing representations and warranties, the party discovering the breach shall give prompt written notice to the other parties, to any Agent and to any Enhancement Providers.

          (b)  Optional Addition of Accounts.  The Transferor may from time to
               -----------------------------
time, at its sole discretion, voluntarily designate Additional Accounts to be included as Accounts and transfer to the Trust the Receivables (and the Collateral Security) of such Additional Accounts. (Additional Accounts designated in accordance with the provisions described in this Section 2.5(b)
                                                                -------------
are referred to as "Automatic Additional Accounts".) In addition, in order to
                    -----------------------------
voluntarily designate Additional Accounts for inclusion in the Trust, the Transferor shall have provided the Owner Trustee, the Indenture Trustee, any Agent, the Rating Agencies and any Enhancement Providers with a timely Addition Notice; Unless each Rating Agency shall otherwise have consented in writing; neither the number of Automatic Additional Accounts designated with respect to any calendar quarter shall exceed 10% of the number of Accounts as of the first day of the calendar quarter, nor shall the number of Automatic Additional Accounts designated during any calendar year exceed 20% of the number of Accounts as of the first day of such calendar year. Within 30 days after the end of any calendar quarter, or such other period as shall be required by the Rating Agencies, in which Accounts are designated as Automatic Additional Accounts, the Transferor shall deliver to the Owner Trustee and the Indenture Trustee and each Rating Agency an Opinion of Counsel with respect to the Automatic Additional Accounts included as Accounts in such quarter, if applicable, confirming the validity and perfection of the transfer of such Automatic Additional Accounts. If such Opinion of Counsel with respect to any Automatic Additional Accounts is not so delivered, the ability of the Transferor to designate Automatic Additional Accounts shall be suspended until such time as each Rating Agency otherwise consents in writing. If the Transferor is unable to deliver an Opinion of Counsel with respect to any Automatic Additional Account, such inability shall be deemed to be a breach of the representation and warranty with respect to the

Receivables in such Automatic Additional Account, provided that the cure period for such breach will not exceed 30 days. In connection with the designation of any account as an Automatic Additional Account pursuant to this Section 2.5(b),
                                                                --------------
each of the conditions specified in clauses (i), (ii), (iii), (iv) and (v) of
Section 2.5(a) shall be satisfied with respect to such addition on or prior to
--------------
the related Addition Date.

          SECTION 2.6  Covenants of the Transferor.  The Transferor hereby
                       ---------------------------
 covenants that:

          (a)  No Liens.  Except for the conveyances hereunder or as provided in
               --------
Section 2.1 of the Indenture, the Transferor will not sell, pledge, assign or
-----------
transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable or any Collateral Security, whether now existing or hereafter created, or any interest therein, or the Transferor's rights, remedies, powers or privileges with respect to the Receivables under the Receivables Purchase Agreement (other than the Lien held by VCI subject to
Article VII of the Receivables Purchase Agreement), and the Transferor shall
-----------
defend the right, title and interest of the Trust in, to and under the Receivables and the Collateral Security, whether now existing or hereafter created, and such rights, remedies, powers and privileges, against all claims of third parties claiming through or under VCI.

          (b)  Delivery of Collections.  In the event that the Transferor, VCI
               -----------------------
or any Affiliate thereof receives payments in respect of Receivables, the Transferor and VCI agree to pay or cause to be paid to the Servicer or any Successor Servicer all payments received thereby in respect of the Receivables as soon as practicable after receipt thereof, but in no event later than two Business Days after the receipt by the Transferor, VCI or any Affiliate thereof.

          (c)  Agreement Matters.  If VCI breaches any of the covenants in
               -----------------
Section 2.5 of the Receivables Purchase Agreement and such breach has a material
-----------
adverse effect on the interests of the Noteholders and the Residual Interestholder, the Transferor shall enforce its rights under the Receivables Purchase Agreement arising from such breach.

          (d)  Account Allocations.  In the event that the Transferor is unable
               -------------------
for any reason to transfer Receivables to the Trust, then the Transferor agrees that it shall allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with the terms of this Agreement. The parties hereto agree that Non-Principal Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trust shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with Section 8.2 of the
                                                     -----------
Indenture.

          SECTION 2.7  Removal of Accounts Without Removal of Receivables.
                       --------------------------------------------------

          (a) On each Determination Date the Transferor shall have the right to remove Accounts from the Trust in the manner prescribed in Section 2.7(b).
                                                           -------------

          (b) To remove Accounts, the Transferor (or the Servicer on its behalf) shall take the following actions and make the following determinations:

               (i) not less than five Business Days prior to the Removal Commencement Date, furnish to the Owner Trustee, the Indenture Trustee, any Agent, any Enhancement Providers and the Rating Agencies a written notice (the "Removal Notice") specifying the Determination Date (which may be the
           --------------
     Determination Date on which such notice is given) on which removal of one or more Accounts will commence (a "Removal Commencement Date") and
                                        -------------------------
     specifying the Accounts the future generated Receivables of which are not to be transferred to the Trust (the "Designated Accounts");
                                          -------------------

               (ii) determine on the Removal Commencement Date the aggregate principal balance of Receivables in respect of each such Designated Account (the "Designated Balance");
           ------------------

               (iii) from and after such Removal Commencement Date, cease to transfer to the Trust any and all Receivables arising in such Designated Accounts;

               (iv) from and after such Removal Commencement Date, allocate all Principal Collections in respect of each such Designated Account, first to the oldest outstanding principal balance of such Designated Account, until the Determination Date on which the Designated Balance with respect to such Designated Account is reduced to zero (the "Removal Date");
                                                         ------------

               (v) on each Business Day from and after such Removal Commencement Date to and until the related Removal Date, allocate (A) to the Trust (to be further allocated pursuant to the terms of this Agreement), Non-Principal Collections in respect of each Designated Account for Receivables in all Designated Accounts transferred to the Trust and (B) to the Transferor the remainder of the Non-Principal Collections in the Designated Accounts;

               (vi) represent and warrant that the removal of the Eligible Account on any Removal Date shall not, in the reasonable belief of the Transferor, cause an Early Amortization Event to occur for any Series or class of Notes;

               (vii) represent and warrant that no selection procedures believed by the Transferor to be adverse to the interests of the Beneficiaries were utilized in selecting the Designated Accounts;

               (viii) represent and warrant that such removal will not result in a reduction or withdrawal of the rating of any outstanding Series or class of Notes by any applicable Rating Agency; and

               (ix) on or before the related Removal Commencement Date, deliver to the Owner Trustee, the Indenture Trustee, any Agent and any Enhancement Providers an Officers' Certificate confirming the items set forth in clauses (vi) through (viii) above and confirming that the Transferor reasonably believes that the removal of the Removed Accounts will not result in the occurrence of an Early Amortization Event; the Owner Trustee and the Indenture Trustee may conclusively rely on such Officers' Certificate and shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

No Designated Accounts held by the Trust shall be so removed if such removal will result in a reduction or withdrawal of the rating of any outstanding Series or class of Notes by any applicable Rating Agency.

          Upon satisfaction of the above conditions, on the Removal Date with respect to any such Trust Account, the Transferor shall cease to allocate any Collections therefrom in accordance with this Section and such Designated Account shall be deemed removed from the Trust for all purposes (a "Removed
                                                                    -------
Account").  Within five Business Days after the Removal Date, the Owner Trustee
-------
shall deliver to the Transferor a reassignment in substantially the form of Exhibit C (the "Reassignment"), together with appropriate UCC financing
---------       ------------
statements."

          SECTION 2.8  Removal of Receivables With Accounts.
                       ------------------------------------

          (a) If, during any Collection Period an Account becomes an Out of Trust Account and as of the close of business on the last day of such Collection Period (such [last day] shall be deemed to be the Removal Commencement Date), the Pool Balance is greater than the Required Participation Amount as of the following Payment Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Payment Date), such Out of Trust Accounts shall automatically be removed by the Transferor from the Trust and existing Receivables in such Out of Trust Accounts shall automatically be reassigned to the Transferor without any consideration therefor in the manner prescribed in Section 2.8(c).
              --------------

          (b) If, as of the close of business as of the last day of any Collection Period, the Pool Balance is greater than the Required Participation Amount as of the following Payment Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Payment Date), then the Transferor may remove Accounts from the Trust selected at random and reassign the then existing Receivables in such Accounts ("Removed Accounts and
                                                          --------------------
Receivables"), without any consideration therefor in the manner prescribed in
-----------
Section 2.8(c), to the extent such that, after giving effect to the removal of
--------------
such Accounts and the reassignment of the Receivables existing in such Accounts, the Pool Balance as of the related Removal and Reassignment Date exceeds the

Required Participation Amount; provided, however, no more than one such removal
                               --------  -------
of Accounts pursuant to this Section 2.8(b) may occur during any calendar month.
                             --------------

          (c) To remove Accounts and reassign the then existing Receivables in such Accounts, the Transferor (or the Servicer on its behalf) shall take the following actions and make the following determinations:

               (i) on or before the fifth Business Day immediately preceding the Removal and Reassignment Date furnish to the Owner Trustee, the Indenture Trustee, any Agent, any Enhancement Providers and the Rating Agencies a Removal Notice specifying the Removed Accounts and Receivables which are to be removed and the then existing Receivables in such Accounts which are to be reassigned from the Trust to the Transferor and the date on which such removal of Removed Accounts and Receivables and reassignment of such Receivables is to occur (the "Removal and Reassignment Date");
                                        -----------------------------

               (ii) on or prior to the date that is five Business Days after the Removal and Reassignment Date, the Transferor shall deliver a computer file or microfiche or written list containing a true and complete list of the Removed Accounts and Receivables specifying for each such Account, as of the Removal and Reassignment Date, its account number and the aggregate amount of Receivables outstanding in such Account;

               (iii) represent and warrant that the list of Removed Accounts and Receivables delivered pursuant to clause (ii), as of the Removal and Reassignment Date, is true and complete in all material respects; and

               (iv) in the case of a removal of Accounts and related Receivables pursuant to Section 2.8(b), (A) satisfy the Rating Agency
                             --------------
     Condition with respect to such removal and (B) deliver to the Owner Trustee, the Indenture Trustee, any Agent and any Enhancement Providers an Officers' Certificate, dated the Removal and Reassignment Date, confirming that such removal will not cause an Early Amortization Event to occur for any Series or class of Notes.

          SECTION 2.9  Transfer of Ineligible Receivables.  The Transferor shall
                       ----------------------------------
sell to the Trust on each Transfer Date any and all Receivables arising in any Eligible Accounts that are Ineligible Receivables, provided that (a) on the
                                                   --------
Initial Cut-Off Date or, in the case of Receivables arising in Additional Accounts, on the related Additional Cut-Off Date, and on the applicable Transfer Date, the Account in which such Receivables arise is an Eligible Account and (b) the Incremental Subordinated Amount is adjusted in accordance with the definition of Incremental Subordinated Amount as defined in the related Series Supplement.

                                  ARTICLE III
                ADMINISTRATION AND SERVICING OF RECEIVABLES

          SECTION 3.1  Acceptance of Appointment and Other Matters Relating to
                       -------------------------------------------------------
                       the Servicer.
                       ------------

          (a) The Servicer shall service and administer the Receivables, shall collect payments due under the Receivables and shall charge-off as uncollectible Receivables, all in accordance with its customary and usual servicing procedures for servicing wholesale receivables comparable to the Receivables which the Servicer services for its own account and in accordance with the Floorplan Financing Guidelines. The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 7.1, the Servicer is hereby authorized and empowered,
               -----------
unless such power and authority is revoked by the Owner Trustee on account of the occurrence of a Servicing Default pursuant to Section 7.1, (i) to instruct
                                                  -----------
the Indenture Trustee to make withdrawals and payments from the Collection Account and any Series Account as set forth in this Agreement, (ii) to instruct the Owner Trustee to take any action required or permitted under any Enhancement, (iii) to execute and deliver, on behalf of the Trust for the benefit of the Residual Interestholder and the Beneficiaries, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable Requirements of Law, to commence enforcement proceedings with respect to such Receivables, (iv) to make any filings, reports, notices, applications, registrations with, and seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities laws or reporting requirement, and
(v) to delegate all or any of its servicing, collection, enforcement and administrative duties hereunder with respect to the Accounts and the Receivables to any Person who agrees to conduct such duties in accordance with the Floorplan Financing Guidelines and this Agreement, in each case if and to the extent applicable to the performance of such duties; provided, however, that no
                                              --------  -------
delegation will relieve the Servicer of its liability and responsibility with respect to such duties. The Owner Trustee shall furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

          (b) In the event that the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement then, in any such event, the Servicer agrees (i) to give prompt written notice thereof to the Owner Trustee, the Indenture Trustee, any Enhancement Providers, any Agent and each Rating Agency and (ii) that it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account, and to have such payments applied as Collections in accordance with Section 8.2 of the Indenture. The parties hereto
                               -----------
agree that Non-Principal Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trust shall continue to be a part of the Trust and Trust Assets notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust, and Collections with respect to such Principal Receivables and Non-Principal Receivables shall continue to be allocated and paid to the Trust in accordance with the terms of this Agreement.

          (c) The Servicer shall not, and any Successor Servicer shall not be obligated to, use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other wholesale receivables.

          (d) The Servicer shall comply with and perform its servicing obligations with respect to the Accounts and Receivables in accordance with the Floorplan Financing Agreements relating to the Accounts and the Floorplan Financing Guidelines, except insofar as any failure to so comply or perform would not materially and adversely affect the rights of the Trust or any of the Beneficiaries. Subject to compliance with all Requirements of Law, the Servicer (or VCI) may change the terms and provisions of the Floorplan Financing Agreements or the Floorplan Financing Guidelines in any respect (including the calculation of the amount or the timing of charge-offs and the rate of the finance charge assessed under these agreements), only if (i) as a result of such change, in the reasonable judgment of the Servicer, no Early Amortization Event will occur at any time and none of the Residual Interestholder or Beneficiaries shall be materially adversely affected (it being understood that any reduction in the rate paid by Accounts will not materially adversely affect the Residual Interestholder or Beneficiaries if it satisfies the condition in clause (iii) below), (ii) such change is made applicable to the comparable segment of wholesale accounts owned or serviced by the Servicer which have characteristics the same as, or substantially similar to, the Accounts which are the subject of such change and (iii) in the case of a reduction in the rate of such finance charges, the Servicer (or VCI) does not reasonably expect any such reduction to result in the Assets Receivables Rate for any Collection Period being less than the weighted average of the sum of the Note Rates (or, in the case of a Series with a fixed Note rate and a swap agreement, the floating rate payable by the Trust under the swap agreement) and the Servicing Fee Rates for all outstanding Series for the related Interest Period (each such term as defined in the related Series Supplement).

          SECTION 3.2  Servicing Compensation.  As full compensation for its
                       ----------------------
servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive the Servicing Fee on each Payment Date on or prior to the Trust Termination Date payable in arrears. The "Servicing Fee" shall be the aggregate
                                          -------------
of the Monthly Servicing Fees specified in the Series Supplement. The Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for payment in accordance with the terms of the applicable Series Supplement.

          The Servicer's expenses include the amounts due to the Owner Trustee pursuant to Section 6.9 of the Trust Agreement and the Indenture Trustee
            -----------
pursuant to Section 6.7 of the Indenture and the reasonable fees and
            -----------
disbursements of attorneys, independent accountants and all other expenses incurred by the Servicer in connection with its activities hereunder, and all fees and expenses of the Trust not expressly stated herein to be for the account of the Residual Interestholder or the Beneficiaries. Except as otherwise provided in a Series Supplement, the Servicer shall be required to pay such expenses for its own account, and shall not be entitled to any payment therefor other than the Servicing Fee. Except as otherwise provided in a Series Supplement, the Servicer will be solely responsible for all fees and expenses incurred by or on behalf of the Servicer in connection herewith and the Servicer will not be entitled to any fee or other payment from, or claim on, any of the Trust Assets (other than the Servicing Fee).

          SECTION 3.3  Representations, Warranties and Covenants of the
                       ------------------------------------------------
Servicer.
--------

          (a) VCI, as Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make, on each Closing Date (and on the date of any such appointment) the following representations, warranties and covenants:

               (i)    Organization and Good Standing.  Such party is a
                      ------------------------------
     corporation duly organized, validly existing and in good standing under the applicable laws of the state of its incorporation and has, in all material respects, full corporate power, authority and legal rights to own its properties and conduct its wholesale receivable servicing business as such properties are presently owned and as such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and the applicable Series Supplement.

               (ii)   Due Qualification.  Such party is duly qualified to do
                      -----------------
     business and is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the servicing of the Receivables as required by this Agreement requires such qualification, except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder.

               (iii)  Due Authorization.  The execution, delivery, and
                      -----------------
     performance of this Agreement and the applicable Series Supplement has been duly authorized by such party by all necessary corporate action on the part thereof.

               (iv)   Binding Obligation.  Each of this Agreement and each
                      ------------------
     applicable Series Supplement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

               (v)    No Violation.  The execution and delivery of this
                      ------------
     Agreement and the applicable Series Supplement by such party, the performance of the transactions contemplated by this agreement and the applicable Series Supplement and the fulfillment of the terms hereof and thereof applicable to such party will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any Requirement of Law applicable to such party or any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which such party is a party or by which it is bound.

               (vi)   No Proceedings.  Except as provided on Schedule 2, there
                      --------------                         ----------
     are no proceedings or, to the best knowledge of such party, investigations, pending or threatened against such party before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the consummation of any of the transactions contemplated by this Agreement and the applicable Series Supplement, seeking any determination or ruling that, in the reasonable judgment of such party, would materially and adversely affect the performance by such party of its obligations under this Agreement and the applicable Series Supplement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement and the applicable Series Supplement.

               (vii)   Compliance with Requirements of Law.  Such party shall
                       -----------------------------------
     duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and the Accounts, will maintain in effect all qualifications required under Requirements of Law in order to service properly the Receivables and the Accounts and will comply in all material respects with all Requirements of Law in connection with servicing the Receivables and the Accounts the failure to comply with which would have a material adverse effect on the interests of the Residual Interest holder or the Beneficiaries.

               (viii)  No Rescission or Cancellation.  Such party shall not
                       -----------------------------
     permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority.

               (ix)    Protection of Beneficiaries Rights.  Such party shall not
                       ----------------------------------
     take any action, nor omit to take any action, which action or omission would impair the rights of Beneficiaries in the Receivables nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with the Floorplan Financing Guidelines.

               (x)     Negative Pledge.  Except for the conveyance hereunder to
                       ---------------
     the Owner Trustee and the pledge to the Indenture Trustee under the Indenture, the Servicer will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable sold and assigned to the Trust, whether now existing or hereafter created, or any interest therein, and the Servicer shall defend the rights, title and interest of the Trust in, to and under any Receivable sold and assigned to the Trust, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor or the Servicer.

          (b)  Notice of Breach.  The representations and warranties set forth
               ----------------
     in this Section 3.3 shall survive the transfer and assignment of the
             -----------
Receivables to the Trust and the pledge of the Receivables to the Indenture Trustee pursuant to the Indenture. Upon discovery by the

Transferor, the Servicer, the Owner Trustee, or the Indenture Trustee of a breach of any of the representations and warranties set forth in this Section
                                                                      -------
3.3, the party discovering such breach shall give prompt written notice  to the
---
other parties and to any Enhancement Providers.

          (c)  Purchase.  In the event any representation or warranty under
               --------
Section 3.3(a)(vii), (viii) or (ix) is not true and correct in any material
        ------------------     ----
respect as of the date specified therein with respect to any Receivable or Account and such breach has a material adverse effect on the value of such Receivable, then, within 30 days (or such longer period as may be agreed to by the Owner Trustee) of the earlier to occur of the discovery of any such event by the Transferor or the Servicer, or receipt by the Transferor or the Servicer of written notice of any such event given by the Owner Trustee, the Indenture Trustee or any Enhancement Providers, the Servicer shall purchase such Receivable or, in the case of an untrue representation with respect to an Account, all Receivables in such Account, on the Determination Date immediately succeeding the expiration of such 30-day period (or such longer period as may be agreed to by the Owner Trustee) on the terms and conditions set forth in the next succeeding paragraph; provided, however, that no such purchase shall be
                           --------  -------
required to be made with respect to such Receivable if, by the end of such 30-day period (or such longer period as may be agreed to by the Owner Trustee) the breached representation or warranty shall then be true and correct in all material respects and any material adverse effect caused thereby shall have been cured. The Servicer shall effect such purchase by depositing in the Collection Account in immediately available funds an amount equal to the Purchase Price of such Receivable. Any such deposit of such Purchase Price into the Collection Account shall be considered a Transfer Deposit Amount and shall be applied in accordance with the terms of this Agreement.

          Upon each such payment of such Purchase Price, the Trust shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Servicer, without recourse, representation or warranty, all right, title and interest of the Trust in and to such Receivables, all monies due or to become due with respect thereto and all proceeds thereof and the Collateral Security. The Owner Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by the Servicer to effect the conveyance of any such Receivables pursuant to this Section 3.3. The obligation
                                                    -----------
of the Servicer to purchase such Receivables, and to make the deposits required to be made to the Collection Account as provided in the preceding paragraph, shall constitute the sole remedy respecting the event giving rise to such obligation available to the Trust, the Residual Interestholder (or the Owner Trustee on behalf of the Residual Interestholder) or the Noteholders (or the Indenture Trustee on behalf of the Noteholders).

          SECTION 3.4  Reports and Records.
                       -------------------

          (a) On or before each Payment Date, with respect to each outstanding Series, the Servicer shall deliver to any Enhancement Providers, the Rating Agencies, the Owner Trustee, and the Indenture Trustee a Payment Date Statement for such Payment Date substantially in the form set forth in the Series Supplement for that Series of Notes. Each such statement to be delivered to the Noteholders and Residual Interestholder shall set forth the following information concerning the Notes with respect to such Payment Date or the preceding Collection Period:

               (i) the aggregate amount of Collections, the aggregate amount of Non-Principal Collections and the aggregate amount of Principal Collections processed during the immediately preceding Collection Period and the Pool Balance, and the Residual Participation Amount and the amount on deposit in the Excess Funding Account as of the close of business on the last day of the preceding Collection Period;

               (ii) the total amount of distributions, if any, made with respect to any Series or class of Notes;

               (iii) the amount, if any, of the distribution allocable to principal on each Series or class of Notes;

               (iv) the amount, if any, of the distribution allocable to interest on or with respect to each Series or class of Notes;

               (v) the aggregate Outstanding Amount for each Series or class of Notes, each as of such date and after giving effect to all payments reported under clause (ii) above;

               (vi) the amount of the Monthly Servicing Fee paid to the Servicer with respect to the related Collection Period or Periods, as the case may be;

               (vii) the per annum interest rate for the next Payment Date for any Series or class of Notes with a variable or adjustable interest rate;

               (viii) the amount of Receivables that become Defaulted Receivables during the related Collection Period;

               (ix) the accumulated interest and principal shortfalls, if any, on each Series or class of Notes and the change in each of such amounts from the preceding Payment Date;

               (x) the balance of Excess Funding Account on the related Determination Date after giving effect to changes therein or any distributions therefrom on such date; and

               (xi) with respect to each Series of Notes, the items set forth in the applicable Series Supplement.

Each amount set forth pursuant to clauses (ii) and (iii) above with respect to the Notes shall be expressed as a dollar amount per $1,000 of initial principal amount of the Notes.

          (b) Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of this Agreement, the Indenture Trustee shall furnish (or cause to be furnished), to each Person who at any time during such calendar year shall have been a Holder of record of Notes or the Residual Interestholder, respectively, and received any payment thereon, a statement containing such information as may be required by the Code and applicable Treasury Regulations to enable such Noteholder or Residual Interestholder to prepare its federal income tax returns.

          (c) On or before each Advance Date or Pay Down Date, with respect to each outstanding Series, the Servicer shall deliver to any Enhancement Providers, the Rating Agencies, the Owner Trustee, and the Indenture Trustee a Reset Date Statement for the related Reset Date substantially in the form set forth in the Series Supplement for that Series of Notes.

          (d)  A copy of each statement provided pursuant to Section 3.4(a)
                                                            --------------
shall be made available for inspection at the Corporate Trust Office.

          SECTION 3.5  Annual Servicer's Certificate.  The Servicer will deliver
                       -----------------------------
to the Rating Agencies, the Owner Trustee, the Indenture Trustee, any Agent and any Enhancement Providers on or before April 30 of each calendar year, beginning with April 30, 2001, an Officers' Certificate substantially in the form of Exhibit B stating that (a) a review of the activities of the Servicer during the
---------
preceding calendar year (or since the Initial Closing Date, in the case of the first such Officers' Certificate) and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to the best of such officer's knowledge, based on such review, the Servicer has performed in all material respects its obligations under this Agreement throughout such year (or since the Initial Closing Date, in the case of the first such Officers' Certificate), or, if there has been a material default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Noteholder or the Residual Interestholder by a request in writing to the Owner Trustee addressed to the Corporate Trust Office.

          SECTION 3.6  Annual Independent Public Accountants' Servicing Report.
                       -------------------------------------------------------
The Servicer shall cause a firm of independent certified public accountants, who may also render other services to the Servicer or to the Transferor, to deliver to the Owner Trustee, the Indenture Trustee, the Rating Agencies, each Agent and each Enhancement Provider on or before April 30 of each year, beginning April 30, 2001, a report addressed to the board of directors of the Servicer, to the effect that such firm has examined the financial statements of the Servicer or, if applicable, the parent corporation of the Servicer, and issued its report thereon and that such examination: (a) was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances, (b) included tests relating to wholesale receivables (including financing arrangements with automobile dealers to finance their automobile and light-duty truck inventory) serviced for others in accordance with the Uniform Single Audit Program for Mortgage Bankers, to the extent the procedures in such program are applicable to the servicing obligations set forth in this Agreement, and (c) except as described in the report, disclosed no exceptions or errors in the records relating to wholesale receivables (including financing arrangements with automobile dealers to finance their automobile and light-duty truck inventory) serviced for others that, in the firms' opinion, paragraph four of such Uniform Single Audit Program for Mortgage Bankers requires such firm to report. A copy of such report may be obtained by any Noteholder or the Residual Interestholder by a request in writing to the Owner Trustee addressed to the Corporate Trust Office.

          SECTION 3.7 Tax Treatment. The Transferor has entered into this
                      -------------
Agreement and the Notes have been (or will be) issued with the intention that the Notes will qualify under applicable tax law as indebtedness of VDF secured by the Receivables. The Transferor, each Beneficiary, the Residual Interestholder and each Note Owner, by the acceptance of its Note or Book-Entry Note, as applicable, agrees to treat the Notes as indebtedness of VDF secured by the Receivables for federal income taxes, and any other income, franchise taxes, Michigan Single Business tax or any other taxes imposed on or measured by income of any applicable state, local or foreign jurisdiction.

          SECTION 3.8 Notices to VCI.  In the event VCI is no longer acting as
                      --------------
Servicer, any Successor Servicer appointed pursuant to Section 7.2 shall deliver
                                                       -----------
or make available to VCI, as the case may be, each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections
                                                                       --------
3.4, 3.5 or 3.6.
--------    ---

          SECTION 3.9 Adjustments.
                      -----------

          (a) If the Servicer adjusts downward the amount of any Principal Receivable because of a rebate, refund, credit adjustment or billing error to a Dealer, or because such Receivable was created in respect of a Vehicle which was refused or returned by a Dealer, then, in any such case, the Pool Balance and the Residual Participation Amount shall be automatically reduced by the amount of the adjustment. Furthermore, if following such a reductions the Residual Participation Amount would be less than the Trust Available Subordinated Amount on the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date following such Determination Date), then the Transferor shall be required to pay an amount equal to such deficiency (up to the amount of such adjustment) into the Collection Account within 5 Business Days after the day on which such adjustment or reduction occurs (each such payment an "Adjustment Payment").
                                                      ------------------

          (b) If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid.

          (c) If the Servicer adjusts downward the amount of interest otherwise payable on any Receivable with respect to any Collection Period as a result of any interest rebate program, the Servicer shall deposit into the Collection Account on or prior to the Payment Date related to such Collection Period an amount equal to the amount of such rebate (each such payment, a "Rebate
                                                                 ------
Payment").
-------

                                  ARTICLE IV
                   ALLOCATION AND APPLICATION OF COLLECTIONS

          SECTION 4.1 Establishment of Accounts.
                      -------------------------

          (a) The Servicer, for the benefit of the Noteholders, the Residual Interestholder and any Enhancement Providers, shall cause to be established and maintained in the name of the Indenture Trustee an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders, the Residual Interestholder and any Enhancement Providers (the "Collection Account").
                            ------------------

          (b) The Servicer, for the benefit of the Noteholders, shall cause to be established and maintained in the name of the Indenture Trustee an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders (the "Note
                                                                    ----
Distribution Account").
--------------------

          (c) The Servicer, for the benefit of the Noteholders, the Residual Interestholder and the Enhancement Providers shall cause to be established and maintained in the name of the Indenture Trustee an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders, the Residual Interestholder and any Enhancement Providers (the "Excess Funding Account").
                            ----------------------

          (d) The Indenture Trustee shall possess all right, title and interest in all funds from time to time on deposit in, and all Eligible Investments credited to, the Trust Accounts and in all proceeds thereof. The Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders, the Residual Interestholder and any Enhancement Providers. If, at any time, any Trust Account ceases to be an Eligible Deposit Account, the Servicer shall establish a substitute Eligible Deposit Account as such Trust Account, instruct the Indenture Trustee or the Trust as applicable, in writing, to transfer any cash and/or any Eligible Investments to such new Trust Account and, from the date any such substitute account is established, such account shall be the Trust Account. Neither the Transferor nor the Servicer, nor any person or entity claiming by, through or under the Transferor or Servicer, shall have any right, title or interest in, or any right to withdraw any amount from, the Trust Accounts. Pursuant to the authority granted to the Servicer in Section 3.1, the Servicer shall have the power, revocable by
                   -----------
the Indenture Trustee (or by the Owner Trustee with the written consent of the Indenture Trustee), to instruct the Indenture Trustee or the Trust as applicable, to make withdrawals and payments from the Trust Accounts for the purposes of carrying out the Servicer's or the Trust's duties specified in this Agreement or permitting the Indenture Trustee to carry out its duties under the Indenture.

          All Eligible Investments shall be held by the Indenture Trustee or the Owner Trustee as applicable, for the benefit of the Noteholder, the Residual Interestholder and any Enhancement Providers. Funds on deposit in the Trust Accounts shall at the written direction of the Servicer be invested by the Indenture Trustee or the Owner Trustee as applicable, solely in Eligible Investments that will mature so that such funds will be available at the close of business on or before the Business

Day prior to the next Payment Date (or on or before 10:00 a.m. on such following Payment Date in the case of Eligible Investments in respect of which the Indenture Trustee is the obligor or Eligible Investments specified in clauses
                                                                      -------
(h) or (j) of the definition thereof). Unless otherwise specified in the related
---    ---
Series Supplement, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in each Trust Account shall be credited to the Trust Account when received; provided, however, that all such interest and other investment earnings on funds on deposit in the Excess Funding Account shall be credited to the Collection Account and shall be Non-Principal Collections when so deposited. Schedule 3, which is hereby incorporated into
                               ----------
and made part of this Agreement, identifies the Trust Accounts by setting forth the account numbers of each account, the account designation of each account and the name of the Institution with which such accounts have been established. If a substitute Trust Account is established pursuant to this Section 4.1, the
                                                         -----------
Servicer shall provide to the Owner Trustee and the Indenture Trustee an amended
Schedule 3, setting forth the relevant information for such substitute Trust
----------
Account. In the absence of timely and specific written investment direction from the Servicer, the Indenture Trustee shall invest any cash held by it in Eligible Investments specified in clause (h) of the definition thereof. In no event shall the Indenture Trustee be liable for the selection of investments or for investment losses incurred thereon. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Servicer to provide timely written investment direction.

          SECTION 4.2  Allocations and Applications of Collections and Other
                       -----------------------------------------------------
Funds.
-----

          (a)  Except as otherwise provided in Section 4.2(b) and (c), the
                                               --------------     ---
Servicer shall deposit Collections into the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day after such Date of Processing.

          (b) Notwithstanding anything in this Agreement to the contrary, for so long as (i) VCI remains the Servicer hereunder, (ii) no Servicer Default has occurred and is continuing and (iii) (x) Volkswagen AG has a short-term debt rating of at least A-1 from Standard & Poor's and P-1 from Moody's, (y) both Standard & Poor's and Moody's are then rating a debt issuance of VWOA or VCI (and, in the case of VCI, such debt issuance is guaranteed by VWOA), and (z) VCI remains a direct or indirect wholly owned subsidiary of Volkswagen AG (each of the above conditions , a "Periodic Remittance Condition," and together, "The
                          -----------------------------                  ---
Periodic Remittance Conditions"), then the Servicer need not make the daily
------------------------------
deposits of Collections into the Collection Account as provided in Section 4.2
                                                                   -----------
(a),but may make a single deposit into the Collection Account in the same-day or
---
next-day funds not later than 12:00 noon, New York City time, on the Payment Date in a net amount equal to the amount which would have been on deposit with respect to the immediately preceding Collection Period in the Collection Account.

          (c)  Subject to Section 4.3, but notwithstanding anything else in this
                          ------------
Agreement to the contrary, (i) the Servicer will only be required to deposit Collections into the Collection Account as set forth in paragraph (a) above up
                                                        -------------
to the aggregate amount of Collections required to be deposited into any Series Account or, without duplication, distributed on the related Payment Date to Noteholders, to any Agent or to any Enhancement Provider pursuant to the terms of any Series Supplement or Enhancement Agreement with respect to the related Collection Period and (ii) if at any time prior to such Payment Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be
                                     ----------
permitted to withdraw the excess from the Collection Account.

          (d) Collections, Defaulted Amounts and Miscellaneous Payments will be allocated to each Series as set forth in the applicable Series Supplement.

          SECTION 4.3  Excess Principal Collections. On each Determination Date,
                       ----------------------------
(a) the Servicer shall allocate Excess Principal Collections (as described below) for the related Collection Period to each Series as set forth in the related Series Supplement, and (b) the Servicer shall instruct the Indenture Trustee in writing to withdraw from the Collection Account and pay to the Residual Interestholder (i) an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series of Principal Collections that the related Series Supplements specify are to be treated as "Excess Principal Collections" with respect to the related Payment Date over (y) the aggregate amount for all outstanding Series that the related Series Supplements specify are "Principal Shortfalls" with respect to such Payment Date and, without duplication, (ii) the aggregate amount for all outstanding Series of that portion of Series Allocable Principal Collections that the related Series Supplements specify are to be allocated and paid to the Residual Interestholder with respect to such Payment Date; provided, however, that in the case of
                                   --------  -------
clauses (i) and (ii), such amounts shall be paid to the Residual Interestholder
-----------     ----
only if the Residual Participation Amount for such Payment Date (determined after giving effect to any Principal Receivables transferred to the Trust on such Determination Date) exceeds the Trust Available Subordinated Amount on such Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Payment Date). The amount held in the Collection Account as a result of the proviso in the preceding sentence ("Unallocated Principal Collections") shall be paid to the Residual
  ---------------------------------
Interestholder at the time the Residual Participation Amount exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date immediately following such Determination Date); provided, however, that any Unallocated Principal Collections on deposit in the
--------  -------
 Collection Account at any time during which any Series is in its Amortization Period, Accumulation Period, Controlled Amortization Period or Early Amortization Period shall be deemed to be Series Allocable Miscellaneous Payments and shall be allocated and distributed in accordance with Section 4.2
                                                                   -----------
and the terms of each Series Supplement.

          SECTION 4.4  Excess Funding Account.
                       ----------------------

          (a) In addition to any other amounts permitted or required to be deposited into the Excess Funding Account pursuant to the Basic Documents, at the direction of the Residual Interestholder to the Servicer, Owner Trustee and Indenture Trustee, any amounts otherwise distributable to the Residual Interestholder pursuant to the terms of this Agreement, the Indenture (including any Series Supplement) and the Trust Agreement, shall be deposited into the Excess Funding Account.

          (b) The net proceeds from the issuance of any new Series of Notes or the increase in the Invested Amount of any Series of Notes, first, shall be deposited into the Excess Funding Account such that the Pool Balance is not less than the Required Participation Amount and, second, shall be paid to the Residual Interestholder as provided in the Trust Agreement or, to the extent requested by the Residual Interestholder, deposited into the Excess Funding Account.

          (c) Unless an Early Amortization Event shall have occurred, amounts on deposit in the Excess Funding Account may be used to repay the outstanding principal amount of any Series of Notes to the extent required or permitted by the terms of the related Series Supplement.

          (d) At the request of the Residual Interestholder any amount held in the Excess Funding Account in excess of the amount required so that the Pool Balance is not less than the Required Participation Amount shall be paid to the Residual Interestholder at the time and to the extent requested by the Residual Interestholder; provided, however, that any amounts on deposit in the Excess
                --------  -------
Funding Account at any time during which any Series is in its Early Amortization Period, Accumulation Period, Controlled Amortization Period or Amortization Period shall be deemed to be a Series Allocable Miscellaneous Payment and shall be allocated and distributed in accordance with the Series Supplement.

          SECTION 4.5  Net Deposits. The Servicer, the Transferor, the Indenture
                       ------------
Trustee and the Owner Trustee may make any remittances pursuant to this
Article IV net of amounts to be distributed by the applicable recipient to such
----------
remitting party. Nonetheless, each such party shall account for all of the above described remittances and distributions as if the amounts were deposited and/or transferred separately .


                                  ARTICLE V
                 DISTRIBUTIONS AND REPORTS TO NOTEHOLDERS AND
                          THE RESIDUAL INTERESTHOLDER

Distributions shall be made to, and reports shall be provided to, the Noteholders and the Residual Interestholder as set forth in the Indenture, the Trust Agreement and the applicable Series Supplement.


                                  ARTICLE VI
                    OTHER MATTERS RELATING TO THE SERVICER

          SECTION 6.1  Liability of the Servicer. The Servicer shall be liable
                       -------------------------
under this Article VI only to the extent of the obligations specifically
           ----------
undertaken by the Servicer in its capacity as Servicer.

          SECTION 6.2  Merger or Consolidation of, or Assumption of, the
                       -------------------------------------------------
Obligations of the Servicer. The Servicer shall not consolidate with or merge
---------------------------
into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

          (a) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any state or the District of Columbia and, if the Servicer is not the surviving entity, such corporation shall assume, without the execution or filing of any paper or any further act on the part of any of the parties hereto, the performance of every covenant and obligation of the Servicer hereunder; and

          (b) the Servicer has delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer will comply with this Section
                                                                         -------
6.2 and that all conditions precedent herein provided for relating to such
---
transaction have been complied with.

          SECTION 6.3  Limitation on Liability of the Servicer and Others.
                       --------------------------------------------------

          (a)  Except as provided in Section 6.4, neither the Servicer nor any
                                     -----------
of the directors or officers or employees or agents of the Servicer, shall be under any liability to the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders, the Residual Interestholder, the Enhancement Providers, the Agent or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement; provided,
                                                                   --------
however, that this provision shall not protect the Servicer or any such person
-------
against any liability which would otherwise be imposed by reason of wilful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability.

          (b) Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Receivables in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it
--------  -------
may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Noteholders and the Residual Interestholder under this Agreement, the interests of the Noteholders under the Indenture and the interests of the Residual Interestholder under the Trust Agreement.

          SECTION 6.4  Servicer Indemnification of the Trust, the Indenture
                       ----------------------------------------------------
                       Trustee and the Owner Trustee.
                       -----------------------------

          (a) The Servicer out of its own funds shall indemnify, defend and hold harmless the Trust, for the benefit of the Residual Interestholder, the Beneficiaries, the Owners Trustee and the Indenture Trustee, and their respective officers, directors, employees and agents, from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, or arising out of, (i) the sale of any Eligible Receivables to the Trust hereunder, (ii) the issuance and original sale of any Notes, (iii) ownership or sale of any Eligible Receivables in the Accounts in the Pool of Accounts or the Notes, (iv) distributions or the receipt of payment on the Notes or the Residual Interest or (v) any fees or other compensation payable to any such Person) and costs and expenses in defending against the same.

          (b) The Servicer out of its own funds shall indemnify and hold harmless the Trust, for the benefit of the Residual Interestholder and the Beneficiaries, the Owner Trustee and the Indenture Trustee, and their respective officers, directors, employees and agents, from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Servicer pursuant to this Agreement; provided, however, that the Servicer shall not indemnify if
                   --------  -------
such acts, omissions or alleged acts or omissions constitute fraud, gross negligence, breach of fiduciary duty or wilful misconduct by the Owner Trustee or the Indenture Trustee; and provided further that the Servicer shall not
                              -------- -------
indemnify for any liabilities, cost or expense of the Trust with respect to any action taken by the Owner Trustee at the request of the Residual Interestholder or any Beneficiaries to the extent the Owner Trustee is fully indemnified by such Residual Interestholder or Beneficiaries with respect to such action.

          (c) The Servicer out of its own funds shall indemnify, defend and hold harmless the Indenture Trustee and the Owner Trustee, and their respective officers, directors, employees and agents, from and against any loss, liability, expense, damage or injury arising out of or incurred in connection with (x) in the case of the Indenture Trustee, the Indenture Trustee's performance of its duties under the Indenture, (y) in the case of the Owner Trustee, the Owner Trustee's performance of its duties under the Trust Agreement or (z) the acceptance, administration or performance by, or action or inaction of, the Indenture Trustee or the Owner Trustee, as applicable, of the trusts and duties contained in the Basic Documents, except in each case to the extent that such cost, expense, loss, claim, damage or liability: (A) is due to the wilful misfeasance, bad faith or negligence (except for errors in judgment) of the Person seeking to be indemnified, (B) to the extent otherwise payable to the Indenture Trustee, arises from the Indenture Trustee's breach of any of its representations or warranties in Section 6.13 of the Indenture, (C) to the
                                 ------------
extent otherwise payable to the Owner Trustee, arises from the Owner Trustee's breach of any of its representations or warranties set forth in Section 6.6 of
                                                                -----------
the Trust Agreement or (D) shall arise out of or be incurred in connection with the performance by the Indenture Trustee of the duties of successor Servicer hereunder.

          (d)  Indemnification under this Section 6.4 shall include, without
                                          -----------
limitation, any judgment, award, settlement, reasonable attorneys' fees and expenses and other costs or expenses as incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that
                                                         --------  -------
if the Servicer has made any indemnity payments pursuant to this Section 6.4 and
                                                                 -----------
the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

          (e)  Any indemnification under this Section 6.4 shall survive the
                                              -----------
termination of this Agreement and the resignation and removal of the Owner Trustee or the Indenture Trustee.

          SECTION 6.5  The Servicer Not to Resign. The Servicer shall not resign
                       --------------------------
from the obligations and duties hereby imposed on it except (a) upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law or (b) the Rating Agency Condition is satisfied with respect thereto. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (a) above by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee. No such resignation shall become effective until the Indenture Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 7.2 hereof. If the Indenture Trustee is unable within
                   -----------
120 days of the date of such determination to appoint a Successor Servicer, the Indenture Trustee shall serve as Successor Servicer hereunder.

          SECTION 6.6  Access to the Documentation and Information Regarding the
                       ---------------------------------------------------------
Receivables. The Servicer shall provide to the Owner Trustee and the Indenture
-----------
Trustee access to any and all documentation regarding the Accounts and the Receivables in such cases where the Owner Trustee and the Indenture Trustee are required in connection with the enforcement of the rights of the Noteholders, the Residual Interestholder, or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to the Servicer's normal security and confidentiality procedures and (d) at offices designated by the Servicer. Nothing in this Section 6.6 shall derogate from the
                                            -----------
obligation of the Transferor, the Owner Trustee, the Indenture Trustee or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Dealers and the failure of the Servicer to provide access as provided in this Section 6.6 as a result of such obligation shall not constitute
                 -----------
a breach of this Section 6.6.
                 -----------

          SECTION 6.7  Delegation of Duties. Subject to Section 3.1, in the
                       --------------------             -----------
ordinary course of business, the Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Floorplan Financing Guidelines and this Agreement. Such delegation shall not relieve the Servicer of its liability and responsibility with respect to such duties, shall not constitute a resignation within the meaning of Section 6.5,
                                                                 -----------
and written notice shall have been delivered to each applicable Rating Agency with respect to such delegation prior to such delegation.

          SECTION 6.8  Examination of Records. The Transferor and the Servicer
                       ----------------------
shall indicate generally in its computer files or other records that the Receivables arising in the Accounts have been conveyed to the Trust pursuant to this Agreement for the benefit of the Residual Interestholder and the Beneficiaries. The Transferor and the Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.


                               ARTICLE VII
                              SERVICING DEFAULTS

          SECTION 7.1  Servicing Defaults. If any one of the following events (a
                       ------------------
"Servicing Default") shall occur and be continuing with respect to the Servicer:
 -----------------

          (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or to give notice to the Owner Trustee or the Indenture Trustee to make such payment, transfer or deposit or to give notice to the Owner Trustee or the Indenture Trustee as to any action to be taken under any Enhancement Agreement on or before the date occurring five Business Days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement;

          (b) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement which has a material adverse effect on the Noteholders of any Series, which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or Owner Trustee; or the Servicer shall delegate its duties under this Agreement, except as permitted by Sections 3.1
                                                                 ------------
and 6.7;
    ---

          (c) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Noteholders of any Series and which material adverse effect continues for a period of 60 days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or Owner Trustee; or

          (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator or other similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed, or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

          In the event any Servicing Default occurs, so long as the Servicing Default shall not have been remedied, the Indenture Trustee, by notice then given in writing to the Servicer (a "Termination Notice") with a copy to the
                                     ------------------
Owner Trustee, may terminate all but not less than all of the rights and obligations (other than its obligations that have accrued up to the time of such termination) of the Servicer as Servicer under this Agreement and in and to the Receivables and the proceeds thereof. After receipt by the Servicer of a Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Indenture Trustee pursuant to Section 7.2, all authority and
                                               -----------
power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer (a "Servicing Transfer") and, without limitation, the
                       ------------------
Indenture Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Servicing Transfer. The Servicer agrees to cooperate with the Indenture Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer. The Servicer shall promptly transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 7.1 shall require the Servicer to disclose to the Successor
     -----------
Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interest.

          Notwithstanding the foregoing, a delay in or failure of performance under Section 7.1(a) for a period of 10 Business Days or under Section 7.1(b) or
      -------------                                            --------------
(c) for a period of 60 Business Days, shall not constitute a Servicing Default
---
if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Owner Trustee, Indenture Trustee, any Agents, the Residual Interestholder, the Rating Agencies, any Enhancement Providers, the Transferor and the Noteholders with an Officers' Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations. The Servicer shall immediately notify the Owner Trustee in writing of any Servicing Default.

          SECTION 7.2 Indenture Trustee to Act; Appointment of Successor.
                      --------------------------------------------------

          (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 7.1, the Servicer shall continue to perform all servicing
            -----------
functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Indenture Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Indenture Trustee, until a date mutually agreed upon by the Servicer and the Indenture Trustee. The Indenture Trustee shall as promptly as possible after the giving of a Termination Notice appoint an Eligible Servicer as a successor Servicer (the "Successor Servicer"), subject to the consent of any Enhancement
               ------------------
Providers and any Agents, which consent shall not be unreasonably withheld, and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer. The Indenture Trustee may delegate any of its servicing obligations to an affiliate or agent in accordance with Sections 3.1 and 6.7. Notwithstanding the above,
                            ------------     ---
the Indenture Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of wholesale receivables as the Successor Servicer hereunder. The Indenture Trustee shall immediately give notice to the Owner Trustee, the Rating Agencies, any Enhancement Providers, any Agents, the Residual Interestholder and the Noteholders upon the appointment of a Successor Servicer. Notwithstanding anything herein or in the Indenture to the contrary, in no event shall the Indenture Trustee be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any Successor Servicer to act as Successor Servicer under this Agreement and the transactions contemplated hereby.

          (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof (except that the Successor Servicer shall not be liable for any liabilities incurred by the predecessor Servicer), and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of any Enhancement Agreement.

          (c) In connection with any Termination Notice, the Indenture Trustee will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the Servicing Fee (provided that if all such bids exceed the Servicing Fee the Residual Interestholder at its own expense shall pay when due the amount of any compensation in excess of the Servicing Fee); provided, however, that the Residual Interestholder shall be
                    --------  -------
responsible for payment of the

Residual Interestholder's portion of the Servicing Fee as determined pursuant to this Agreement and all other amounts in excess of the Investors' Servicing Fee, and that no such monthly compensation paid out of Collections shall be in excess of the Investors' Servicing Fee permitted to the Servicer. The Residual Interestholder agrees that if VCI (or any Successor Servicer) is terminated as Servicer hereunder, the portion of Collections to be paid to the Residual Interestholder shall be reduced by an amount sufficient to pay the Residual Interestholder's share of the compensation of the Successor Servicer.

          (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 7.1 of the Trust Agreement, and shall pass to and be
                  -----------
vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to the Transferor in such electronic form as the Transferor may reasonably request and shall transfer all other records, correspondence and documents to the Transferor in the manner and at such times as the Transferor shall reasonably request in writing. To the extent that compliance with this Section 7.2(d) shall require the Successor Servicer to
                     --------------
disclose to the Transferor information of any kind which the Successor Servicer deems to be confidential, the Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

          SECTION 7.3  Notification to Noteholders and Residual Interestholder.
                       -------------------------------------------------------
Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VII, the Indenture Trustee shall give prompt written notice
        -----------
thereof to the Noteholders and the Rating Agencies and the Owner Trustee shall give prompt written notice thereof to the Residual Interestholder.

          SECTION 7.4  Waiver of Past Defaults.  Noteholders whose Notes
                       -----------------------
evidence not less than a majority of the Outstanding Amount of the Notes as of the close of the preceding Payment Date (or, if all of the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, the Residual Interestholder) voting as a single class, may, on behalf of all Noteholders, waive any default by the Servicer in the performance of its obligations hereunder and under the Receivables Purchase Agreement and its consequences, except a Servicing Default under Section 7.1(a) of this Agreement.
                                               --------------
Upon any such waiver of a past default, such default shall cease to exist, and any Servicing Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement and the Receivables Purchase Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                 ARTICLE VIII
                           MISCELLANEOUS PROVISIONS

          SECTION 8.1  Amendment.
                       ---------

          (a) This Agreement may be amended from time to time by the Servicer, the Transferor and the Trust without the consent of any of the Noteholders, the Residual Interestholder or any Enhancement Provider, provided that the
                                                     --------
Transferor shall have delivered (i) to the Owner Trustee and the Indenture Trustee an Officers' Certificate to the effect that such action shall not adversely affect in any material respect the interests of any Noteholder and
(ii) prior written notice of such proposed amendment to the Rating Agencies. Notwithstanding anything contained herein to the contrary, the Owner Trustee may at any time and from time to time amend, modify or supplement the form of Payment Date Statement.

          (b) This Agreement may also be amended from time to time by the Servicer, the Transferor and the Trust, with prior written notice to the Indenture Trustee and the Rating Agencies with the consent of Holders of Notes evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Notes of each Series adversely affected in any material respect, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (i) reduce in any
             --------  -------
manner the amount of or accelerate or delay the timing of any distributions or payments to be made to any Noteholder or deposits of amounts to be so distributed or the amount available under any Enhancement, without the consent of the Holder thereof, (ii) change the definition of or the manner of calculating the interest of any Note without the consent of each affected Noteholder, (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of the Noteholders or (iv) adversely affect the rating of any Series or class of Notes by any Rating Agency, without the consent of two-thirds of the principal amount of the outstanding Notes of such Series or Class. Any amendment to be effected pursuant to this paragraph shall be deemed to adversely affect all outstanding Series, other than any Series with respect to which the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate to the effect that such action shall not adversely affect in any material respect the interests of any Noteholder of such Series. The Owner Trustee may, but shall not be obligated to, execute and deliver, on behalf of the Trust, any amendment that affects the Owner Trustee's rights, duties or immunities under this Agreement or otherwise.

          (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), the Owner Trustee shall furnish notification of the substance of such amendment to each Noteholder and the Indenture Trustee, and the Servicer shall furnish notification of the substance of such amendment to each Rating Agency, each Agent, each Enhancement Provider and the Residual Interestholder.

          (d) It shall not be necessary for the consent of Noteholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

          (e) Notwithstanding anything in this Section to the contrary, no amendment may be made to this Agreement or any Series Supplement which would adversely affect in any material respect the interests of any Enhancement Provider or the Indenture Trustee without the consent of such Enhancement Provider or the Indenture Trustee, as the case may be.

          (f) Any Series Supplement executed in accordance with the provisions of Article IX of the Indenture shall not be considered an amendment to this
   ----------
Agreement for the purposes of this Section.

     Notwithstanding anything contained herein to the contrary, this Agreement may be amended by Transferor, Servicer, Issuer and Indenture Trustee (which consent may not be unreasonably withheld), but without the consent of any of the Noteholders to add, modify or eliminate such provisions as may be necessary or advisable in order to enable (a) the transfer to Issuer of all or any portion of the Receivables to be derecognized under generally accepted accounting principles ("GAAP"), (b) Issuer to avoid becoming a member of Servicer's
             ----
consolidated group under GAAP, (c) the Transferor or any Affiliate of the Transferor or any of their Affiliates to otherwise comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle or (d) the Transferor or Servicer to remove and reassign any Accounts and/or some or all of the Receivables arising therein to the extent such removal and reassignment would be consistent with derecognition under GAAP of the transfer of such Receivables to the Issuer; it being a condition to any such amendment that the Rating Agency Condition shall have been met.


          SECTION 8.2  No Petition Covenant.  The Servicer, VCI (if it is no
                       --------------------
longer the Servicer) and the Trust, by entering into this Agreement, each Noteholder, by accepting a Note, the Residual Interestholder, any Successor Servicer and the Indenture Trustee, by accepting the benefits of this Agreement, hereby covenants and agrees that they will not at any time institute against VDF any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

          SECTION 8.3  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                       -------------
CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF OR OF ANY OTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 8.4  Notices.  All demands, notices and communications upon
                       -------
or to the Servicer, the Transferor, the Administrator, the Indenture Trustee, the Trust or the Rating Agencies or the Residual Interestholder or Noteholder under this Agreement shall be delivered as specified in Appendix B to this
                                                        ----------
Agreement.

          SECTION 8.5  Severability of Provisions.  If any one or more of the
                       --------------------------
covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed enforceable to the fullest extent permitted, and if not so permitted, shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or rights of the Noteholders.

          SECTION 8.6  Assignment.  Notwithstanding anything to the contrary
                       ----------
contained herein, except as provided in Sections 6.2, this Agreement may not be
                                        ------------
assigned by the Servicer.

          SECTION 8.7  Further Assurances.  The Transferor and the Servicer
                       ------------------
agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trust more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

          SECTION 8.8  No Waiver; Cumulative Remedies.  No failure to exercise
                       ------------------------------
and no delay in exercising, on the part of the Trust or the Noteholders, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

          SECTION 8.9  Counterparts.  This Agreement may be executed in two or
                       ------------
more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          SECTION 8.10 Third-Party Beneficiaries.  This Agreement will inure to
                       -------------------------
the benefit of and be binding upon the parties hereto, the Indenture Trustee, the Owner Trustee, the Noteholders, the Residual Interestholder, the Enhancement Providers and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

          SECTION 8.11 Action by Owner Trustee.  Upon any application or
                       -----------------------
request by the Transferor or Servicer to the Owner Trustee to take any action under any provision under this Agreement, the Transferor or Servicer, as the case may be, shall furnish to the Owner Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with. The Owner Trustee shall be entitled to conclusively rely on the Officer's Certificate as authority for any action undertaken in connection therewith.

          SECTION 8.12  Merger and Integration.  Except as specifically stated
                        ----------------------
otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

          SECTION 8.13  Headings.  The headings herein are for purposes of
                        --------
reference only and shall not otherwise affect the meaning or interpretation or any provision hereof.

          SECTION 8.14  No Recourse.  The Residual Interestholder acknowledges
                        -----------
that the Residual Interest represents an undivided ownership interest in the Trust only and does not represent interests in or obligations of the Transferor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse, either directly or indirectly, may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement or the Basic Documents.

                               *    *    *    *

IN WITNESS WHEREOF, the Transferor, the Servicer and the Trust have caused this Trust Sale and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                              VW CREDIT, INC.
                              Servicer,


                              By:____________________________________
                                 Name:
                                 Title:


                              By:____________________________________


                              VOLKSWAGEN DEALER FINANCE, LLC
                              Transferor,


                              By:____________________________________
                                 Name:
                                 Title:


                              By:____________________________________
                                 Name:
                                 Title:


                              VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST
                              By: The Bank of New York, not in its individual capacity, but solely as Owner Trustee on behalf of the Trust


                              By:____________________________________
                                 Name:
                                 Title:

                                              Trust Sale and Servicing Agreement


Acknowledged and Accepted:


BANK ONE, NATIONAL ASSOCIATION, not in
its individual capacity, but solely as
Indenture Trustee



By__________________________________
  Name:
  Title:

                                   APPENDIX A
                                   ----------

                             PART  I - DEFINITIONS


     Whenever used in this Agreement, the following words and phrases shall have the following meanings:

     "Account" shall mean each Initial Account and, from and after the related
      -------
Addition Date, each Additional Account. The term "Account" shall not apply to any Removed Accounts reassigned or assigned to the Transferor or the Servicer in accordance with the terms of the Trust Sale and Servicing Agreement.

     "Accumulation Period" shall mean, with respect to any Series of Notes, the
      -------------------
period specified in the related Series Supplement, if any.

     "Act " shall mean an Act as specified in Section 11.3(a) of the Indenture.
      ---                                     ---------------

     "Addition Date" shall mean, with respect to Additional Accounts, the date
      -------------
from and after which such Additional Accounts are to be included as Accounts pursuant to Section 2.5(a) of the Trust Sale and Servicing Agreement.
            -------------

     "Addition Notice" shall have the meaning specified in Section 2.5(a) of the
      ---------------                                      -------------
Trust Sale and Servicing Agreement.

     "Additional Accounts" shall mean each individual wholesale financing
      -------------------
account established with a Dealer pursuant to a Floorplan Financing Agreement, which account is designated pursuant to Section 2.5, of the Trust Sale and
                                        -----------
Servicing Agreement to be included as an Account and is identified in the computer file or microfiche or written list delivered to the Owner Trustee by the Transferor pursuant to Sections 2.1 and 2.5(a) (iii) of the Trust Sale and
                           ------------    -------------
Servicing Agreement.

     "Additional Cut-Off Date" shall mean, with respect to Additional Accounts,
      -----------------------
the day specified in the Addition Notice delivered with respect to such Additional Accounts pursuant to Section 2.5(a) of the Trust Sale and Servicing
                                --------------
Agreement.

     "Adjustment Payment" shall have the meaning specified in Section 3.9(a) of
      ------------------                                      --------------
the Trust Sale and Servicing Agreement.

     "Administration Agreement" shall mean that certain Administration
      ------------------------
Agreement, dated as of the Initial Closing Date, among VCI, as Administrator, the Issuer and the Indenture Trustee, as amended and supplemented from time to time.

     "Administrator" shall mean VCI or any successor Administrator under the
      -------------
Administration Agreement.

     "Advance Date" shall have the meaning specified in the related Series
      ------------
Supplement.

     "Affiliate" shall mean, with respect to any specified Person, any other
      ---------
Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agency Office" shall mean the office of the Issuer maintained pursuant to
      -------------
Section 3.2 of the Indenture.
-----------

     "Agent" shall mean, with respect to any Series, the Person so designated in
      -----
the related Series Supplement.

     "Amortization Period" shall have, with respect to any Series, the meaning
      -------------------
specified in the related Series Supplement.

     "Assignment" shall have the meaning specified in Section 2.5(a) (iii) of
      ----------                                      --------------------
the Trust Sale and Servicing Agreement.

     "Authorized Officer" shall mean with respect to the Issuer, any officer of
      ------------------
the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Initial Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Initial Closing Date (as such list may be modified or supplemented from time to time thereafter). With respect to any other Person, any Vice President or more senior officer of such Person who is authorized to act for such Person with respect to such matters.

     "Automatic Additional Accounts" shall have the meaning specified in Section
      -----------------------------                                      -------
2.5(b) of the Trust Sale and Servicing Agreement.
-----

     "Available Subordinated Amount" shall mean, with respect to any Series at
      -----------------------------
any time of determination, an amount equal to the available subordinated amount specified in the related Series Supplement at such time.

     "Basic Documents" shall mean the Trust Agreement, the Receivables Purchase
      ---------------
Agreement, the Trust Sale and Servicing Agreement, the Administration Agreement, the Indenture (including all Series Supplements), the Enhancement Agreements and the other documents and certificates delivered in connection therewith from time to time.

     "Beneficiary" shall mean any of the Holders of the Notes and any
      -----------
Enhancement Provider.

     "Benefit Plan" shall mean any one of (a) an employee benefit plan (as
      ------------
described in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in such entity.

     "Book-Entry Note" shall mean Notes in which ownership and transfers shall
      ---------------
be made through book entries by a Clearing Agency as described in Section 2.10
                                                                  ------------
of the Indenture.

     "Business Day" shall mean any day other than (a) a Saturday or a Sunday or
      ------------
(b) another day on which banking institutions or trust companies in the State of Michigan, the State of New York or the State of Illinois are authorized or obligated by law, executive order or governmental decree to be closed.

     "Carryover Amount" shall mean, with respect to any Series, the meaning
      ----------------
specified in the related Series Supplement.

     "Carryover Shortfall" shall mean, with respect to any Series, the meaning
      -------------------
specified in the related Series Supplement.

     "Cash Management Accounts" shall mean the deposit accounts maintained by
      ------------------------
VCI for the benefit of Dealers.

     "Cedel" shall mean Cedel Bank, societe anonyme.
      -----

     "Class" shall mean, with respect to any Series, any one of the Classes of
      -----
Notes of that Series.

     "Clearing Agency" shall mean an organization registered as a "clearing
      ---------------
agency" pursuant to Section 17A of the Exchange Act. The Clearing Agency for the Notes shall be The Depository Trust Company.

     "Clearing Agency Participant" shall mean a securities broker, dealer, bank,
      --------------------------
trust company, clearing corporation or other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing Date" shall mean, with respect to any Series, the Closing Date
      ------------
specified in the related Series Supplement, including the Initial Closing Date.

     "Code" shall mean the Internal Revenue Code of 1986 as amended, and the
      ----
Treasury Regulations promulgated thereunder.

     "Collateral" shall mean the collateral specified in the granting clause of
      ----------
the Indenture.

     "Collateral Security" shall mean, with respect to any Receivable and
      -------------------
subject to the terms of the Receivables Purchase Agreement, the security interest granted by or on behalf of the related Dealer granted to secure payment of such Receivable, including a first priority perfected security interest in the related Vehicle, parts inventory, equipment, fixtures, service accounts or realty with respect to such Dealer and all guarantees of any Receivable.

     "Collection Account" shall have the meaning specified in Section 4.1(a) of
      ------------------                                      --------------
the Trust Sale and Servicing Agreement.

     "Collection Period" shall mean, with respect to any Payment Date, the
      -----------------
calendar month preceding the month in which such Payment Date occurs.

     "Collections" shall mean, without duplication, all payments by or on behalf
      -----------
of Dealers received by the Servicer in respect of the Receivables, in the form of cash, checks, wire transfers or any other form of payment; and shall include, without duplication, (i) the amount of any Rebate Payments deposited by the Servicer into the Collection Account (such amounts being deemed Non-Principal Collections)[, and (ii) all amounts paid by Dealers for deposit to such Dealers' Cash Management Account as provided in such Dealers' Floorplan Financing Agreements].

     "Common Collateral" shall have the meaning specified in Article VII  of the
      -----------------                                      -----------
Receivables Purchase Agreement.

     "Common Non-Vehicle Collateral" shall have the meaning specified in Article
      -----------------------------                                      -------
VII of the Receivables Purchase Agreement.
---

     "Common Vehicle Collateral" shall have the meaning specified in Article VII
      -------------------------                                      -----------
of the Receivables Purchase Agreement.

     "Controlled Amortization Period" shall mean, with respect to any Series of
      ------------------------------
Notes, the period specified in the related Series Supplement, if any.

     "Controlling Class" shall mean, with respect to a Series of Notes, (a) if
      -----------------
there is only one class of Notes in that Series, all Notes of that Series and
(b) if there is more than one class of Notes in that Series, the class or classes with the highest rating.

     "Conveyed Receivables" shall have the meaning specified in Section 2.1 of
      --------------------                                      ------------
the Trust Sale and Servicing Agreement.

     "Corporate Trust Office" shall mean with respect to the Indenture Trustee
      ----------------------
or the Owner Trustee, the principal office at which at any particular time the corporate trust business of the Indenture Trustee or Owner Trustee, respectively, shall be administered, which offices at the Initial Closing Date are located:

     in the case of the Indenture Trustee, at:

     Bank One, National Association
     1 Bank One Plaza, Suite IL1-0126
     Chicago, Illinois 60670-0126
     Attention: Global Corporate Trust Services

     and in the case of the Owner Trustee, at:

     The Bank of New York
     101 Barclay Street-12E
     New York, New York 10286
     Attention

     [provided that, when the definition of "Corporate Trust Office" is used in
      --------
     connection with providing notice to the Owner Trustee, a copy of such notice shall also be sent to:

     [Name]
     [Address]]

     "Cut-Off Date" shall mean the Initial Cut-Off Date and any Additional Cut-
      ------------
Off Date, as applicable.

     "Date of Processing" shall mean, with respect to any transaction, the date
      ------------------
on which such transaction is first recorded on the Servicer's computer file of accounts (without regard to the effective date of such recordation).

     "Dealer" shall mean a Person engaged generally in the business of
      ------
purchasing Vehicles from a manufacturer or distributor thereof and holding such Vehicles for sale or lease in the ordinary course of business, and which has an Account the Receivables of which have been transferred to the Trust.

     "Dealer Groups" means any Dealer or group of affiliated Dealers (as
      -------------
determined in accordance with the Servicer's standard procedures for identifying and tracking Accounts of affiliated Dealers).

     "Dealer Overconcentration" shall mean on any Determination Date, with
      ------------------------
respect to any Dealer Group, the excess of (a) the aggregate Principal Receivables included in all Accounts of such Dealer Group as of the last day of the immediately preceding Collection Period over (b) 2% of the Pool Balance (excluding the amount on deposit in the Excess Funding Account, if any) on the last day of such immediately preceding Collection Period.

     "Defaulted Account" shall mean an Account in respect of which amounts have
      -----------------
been charged off as uncollectible or are classified as past due or delinquent.

     "Defaulted Amount" for any Collection Period shall mean an amount (which
      ----------------
shall not be less than zero) equal to the excess, if any, of:

          (a) the principal amount of Receivables that become Defaulted Receivables during the preceding Collection Period over

          (b)  the sum of:

               (1) The full amount of any Defaulted Receivables subject to reassignment to the Transferor or purchase by the Servicer for such Collection Period unless an Insolvency Event occurs for either of the Transferor or the Servicer, in which event the Defaulted Amount will not be reduced for those defaulted Receivables

          and

               (2) the Defaulted Amount Carryover for the prior Collection
          Period.

     "Defaulted Amount Carryover" for any Collection Period shall mean an amount
      --------------------------
equal to the excess, if any, of the amount specified in clause (b) of the definition of Defaulted Amount over the amount specified in clause (a) of the definition of Defaulted Amount.

     "Defaulted Receivables" shall mean (a) all Receivables which are charged
      ---------------------
off as uncollectible in respect of the immediately preceding Collection Period in accordance with the Servicer's customary and usual servicing procedures for servicing Dealer floorplan receivables comparable to the Receivables which have not been sold to third parties and (b) all Receivables which were Eligible Receivables when transferred to the Trust on the Initial Closing Date or the related Addition Date or on their respective Transfer Date, which arose in an Account that thereafter became an Ineligible Account and which remained outstanding for any six consecutive Determination Dates (inclusive of the Determination Date on which such determination is being made) after such Account became an Ineligible Account.

     "Definitive Notes" shall mean the Notes issued pursuant to the Indenture in
      ----------------
definitive form either upon original issuance or upon termination of book-entry registration with respect to such Notes pursuant to Section 2.12 of the
                                                    ------------
Indenture.

     "Deposit Date" shall mean each day on which the Servicer deposits
      ------------
Collections in the Collection Account pursuant to Section 4.2 of the Trust Sale
                                                  -----------
and Servicing Agreement.

     "Depository" shall mean The Depository Trust Company, as initial
      ----------
Depository, the nominee of which is CEDE & Co., or any other organization registered as a "clearing agency" pursuant to

 Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

     "Depository Agreement" shall mean, with respect to any Series or Class, the
      --------------------
agreement among the Transferor, the Indenture Trustee and the initial Depository, dated as of the related Closing Date.

     "Depository Participant" shall mean a broker, dealer, bank or other
      ----------------------
financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     "Designated Accounts" shall have the meaning specified in Section 2.6(b)(i)
      -------------------                                      -----------------
of the Receivables Purchase Agreement.

     "Designated Balance" shall have the meaning specified in Section 2.6(b)(ii)
      ------------------                                      ------------------
of the Receivables Purchase Agreement.

     "Determination Date" shall mean, with respect to any Payment Date, the day
      ------------------
that is two Business Days prior to such date.

     "Early Amortization Event" shall have the meaning specified in Section 5.17
      ------------------------                                      ------------
of the Indenture and, with respect to any Series or class, shall also mean any Early Amortization Event specified in the related Series Supplement.

     "Early Amortization Period" shall mean, with respect to any Series, the
      -------------------------
period beginning at the close of business on the Business Day immediately preceding the day on which the Early Amortization Event is deemed to have occurred, and in each case ending upon the earlier to occur of (a) the payment in full of the outstanding principal balance of the Notes of that Series, (b) the Termination Date with respect to such Series and (c) the recommencement of the Revolving Period for that Series.

     "Eligible Account" shall mean each individual wholesale financing revolving
      ----------------
line of credit extended by VCI to a Dealer pursuant to a Floorplan Financing Agreement, which, as of the date of determination with respect thereto: (a) is established by VCI in the ordinary course of business pursuant to a dealer financing agreement, (b) is in favor of a Dealer which is an Eligible Dealer,
(c) is in existence and maintained and serviced by VCI (or a Successor Servicer) and (d) is an Account in respect of which no amounts have been charged off as uncollectible or are classified as past due or delinquent.

     "Eligible Dealer" shall mean a Dealer, as of the date of determination
      ---------------
thereof, (a) which is located in the United States of America (including its territories and possessions), (b) which has not been identified by the Servicer as being the subject of any voluntary or involuntary bankruptcy proceeding or voluntary or involuntary liquidation, (c) in which VWOA or its affiliates do not have an equity investment, and (d) which is not in "dealer default" as determined by the Servicer under Floorplan Financing Guidelines.

     "Eligible Deposit Account" shall mean either (a) a segregated account with
      ------------------------
an Eligible Institution (as described below in clause (b) of the definition "Eligible Institution") or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution or trust company shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

     "Eligible Institution" shall mean (a) the corporate trust department of the
      --------------------
Indenture Trustee or (b) a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), which at all times (i) has either (A) a long-term unsecured debt rating of Aa2 or better by Moody's and of AA- or better by Standard & Poor's or such other rating that is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the Indenture Trustee or (B) a certificate of deposit rating of P-1 by Moody's and A-1+ by Standard & Poor's or such other rating that is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the Indenture Trustee and (ii) whose deposits are insured by the FDIC.

     "Eligible Investments" shall mean book-entry securities, negotiable
      --------------------
instruments or securities represented by instruments in bearer or registered form generally having original or remaining maturities of 30 days or less, but in no event occurring later than the Payment Date next occurring after the Indenture Trustee acquires the investments, which evidence:

          (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;;

          (b) demand deposits, time deposits or certificates of deposit of any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof, or the District of Columbia (or any domestic branch of a foreign bank), and subject to supervision and examination by Federal or state banking or depository institution authorities; provided, however, that at the time of the Trust's investment
                  --------  -------
     or contractual commitment to invest in the investments, the commercial paper or other short-term unsecured debt obligations (other than obligations the rating of which is based on the credit of a person or entity other than the depository institution or trust company) of the depository institution or trust company must have a credit rating from each of the Rating Agencies in the highest investment category granted by the Rating Agencies;

          (c) commercial paper having, at the time of the Trust's investments or contractual commitment to invest in the investments, a rating from each of the Rating Agencies in the highest investment category granted by the Rating Agencies;

          (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted by the Rating Agencies or otherwise approved in writing by the Rating Agencies;

          (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

          (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligationos of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as a principal) described in clause (b) above, and any other investment consisting of a financial asset that by its terms converts into cash within a finite period of time, if each Rating Agency shall have notified the Transferor, the Servicer, the Indenture Trustee and the Owner Trustee that the Trust's investment in the investment will not result in a reduction or withdrawal of the rating of any outstanding Class or Series rated by the Rating Agency.

     "Eligible Receivable" shall mean each Receivable:
      -------------------

          (a) which was originated or acquired by VCI in the ordinary course of business;

          (b) which arose under an Account that at the time was an Eligible Account;

          (c) which is owned by VCI at the time of sale by VCI to the Transferor;

          (d) which represents the obligation of a Dealer to repay an advance made to or on behalf of such Dealer to finance the acquisition of Vehicles;

          (e) which at the time of creation and at the time of transfer to the Trust (except at the Initial Closing Date in the case of Receivables in respect of which the related financed Vehicle has been sold), is secured by, inter alia, a first priority perfected security interest in the Vehicle
         ----- ----
     relating thereto;

          (f) which was created in compliance in all respects with all Requirements of Law applicable thereto and pursuant to a Floorplan Financing Agreement which complies in all respects with all Requirements of Law applicable to any party thereto;

          (g) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by VCI or the Transferor in connection with the creation of such Receivable or the transfer thereof to the Trust or the execution, delivery and performance of the related Floorplan Financing Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;

          (h) as to which at all times following the transfer of such Receivable to the Trust, the Trust will have good and marketable title thereto free and clear of all Liens arising prior to the transfer or arising at any time other than Liens permitted by the Trust Sale and Security Agreement;

          (i) which has been the subject of a valid transfer and assignment from the Transferor to the Trust of all the Transferor's right, title and interest therein (including any proceeds thereof);

          (j) which will at all times be the legal, valid, binding and assignable payment obligation of the Dealer relating thereto, enforceable against such Dealer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

          (k) which at the time of transfer to the Trust is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the Dealer;

          (l) as to which, at the time of transfer of such Receivable to the Trust, VCI and the Transferor have satisfied all their respective obligations with respect to such Receivable required to be satisfied at such time;

          (m) as to which, at the time of transfer of such Receivable to the Trust, neither VCI nor the Transferor has taken or failed to take any action which would impair the rights of the Trust or the Noteholders therein;

          (n) which constitutes an "instrument" "account", "chattel paper" or "general intangible" as defined in Article 9 of the UCC as then in effect in the State of Michigan; and

          (o) which was transferred to the Trust with all applicable governmental authorization; and

          (p) which is payable in U.S. dollars.

     "Eligible Servicer" shall mean the Trustee, VCI or an entity which, at the
      -----------------
time of its appointment as Servicer, (a) is legally qualified and has the capacity to service the Accounts, (b) in the sole determination of the Indenture Trustee, which determination shall be conclusive and binding, has demonstrated the ability to professionally and competently service a portfolio of similar accounts in accordance with high standards of skill and care and (c) is qualified to use the software that is then currently being used to service the Accounts or obtains the right to use or has its own software which is adequate to perform its duties under this Agreement.

     "Enhancement" shall mean the rights and benefits provided to the
      -----------
Noteholders of any Series or class pursuant to any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement or other similar arrangement. The subordination of any Series or class to any other Series or class or of a portion of the Residual Interest to any Series or class shall be deemed to be an Enhancement.

     "Enhancement Agreement" shall mean any agreement, instrument or document
      ---------------------
governing the terms of any Enhancement or pursuant to which any Enhancement is issued or outstanding.

     "Enhancement Provider" shall mean the Person providing any Enhancement,
      --------------------
other than the Residual Interestholder whose Residual Interest (or any portion thereof) is subordinated to any Series or class of Notes.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Event of Default" shall mean an event described in Section 5.1 of the
      ----------------                                   -----------
Indenture.

     "Excess Funding Account" shall mean the account designated as such,
      ----------------------
established and maintained pursuant to Section 4.1(c) of the Trust Sale and
                                       --------------
Servicing Agreement.

     "Excess Principal Collections" shall mean, for any day, the aggregate
      ----------------------------
amount for each Series specified as such in the related Series Supplement.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
      ------------

     "Excluded Series" shall mean any Series of Notes so designated in the
      ---------------
applicable Series Supplement, if any.

     "Executive Officer" shall mean, with respect to any corporation, the Chief
      -----------------
Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary, the Treasurer, Assistant Secretary or Assistant Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

     "FDIC" shall mean the Federal Deposit Insurance Corporation or any
      ----
successor entity thereto.

     "Final Maturity Date" shall mean, with respect to any Series of Notes, the
      -------------------
date specified in any Series Supplement.

     "Floorplan Financing Agreement" shall mean, collectively, the group of
      -----------------------------
related agreements between VCI and the Dealer with respect thereto, pursuant to which (a) VCI agrees to extend credit to such Dealer to finance used Vehicles and new Vehicles manufactured by one of the manufacturers, (b) such Dealer grants to VCI a security interest in the specific Vehicles financed by VCI, certain other Vehicles, certain other collateral and the proceeds thereof, (c) such Dealer agrees to repay advances made by VCI on demand, and (d) the obligations of such Dealer to repay such advances is evidenced by one or more promissory notes of such Dealer.

     "Floorplan Financing Guidelines" shall mean the written policies and
      --------- --------- ----------
procedures of VCI, as such policies and procedures may be amended from time to time, (a) relating to the operation of a floorplan financing business, including the written policies and procedures for determining the interest rate charged to Dealers, the other terms and conditions relating to VCI's wholesale financing accounts, the creditworthiness of Dealers and the extension of credit to Dealers, and (b) relating to the maintenance of accounts and collection of receivables.

     "GAAP" shall mean generally accepted accounting principles.
      ----

     "Governmental Authority" shall mean the United States of America, any state
      ------------ ---------
or other political subdivision, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Holder" shall mean the Person in whose name a Note is registered on the
      ------
Note Register.

     "Incremental Default Amount" shall mean on any Determination Date (a) the
      ----------- ------- ------
sum of (i) all of the Ineligible Receivables that became Defaulted Receivables during the immediately preceding Collection Period and (ii) the Overconcentration Default Amount on such Determination Date minus (b) the full amount of any such Defaulted Receivables that are subject to a reassignment to the Transferor or assignment to the Servicer in accordance with the terms of the Trust Sale and Servicing Agreement (but not less than zero; provided, however,
                                                            --------  -------
that, if an Insolvency Event occurs with respect to the Transferor, the amount of Defaulted Receivables that are subject to reassignment to the Transferor shall not be so subtracted and, if an Insolvency Event occurs with respect to the Servicer, the amount of Defaulted Receivables that are subject to reassignment to the Transferor shall not be so subtracted; provided, further,
                                                           --------  -------
that the Incremental Default Amount for any Determination Date shall not exceed the sum of the Overconcentration Amount and the Ineligible Amount, in each case, on such Determination Date.

     "Incremental Subordinated Amount" shall mean, with respect to any Series at
      ----------- ------------ ------
any time of determination, an amount equal to the incremental subordinated amount specified in the related Series Supplement.

     "Indenture" shall mean the indenture agreement between the Trust and the
      ---------
Indenture Trustee, dated as of the date hereof, as the same may from time to time be amended, modified or otherwise supplemented.

     "Indenture Trustee" shall mean Bank One, national banking association, not
      --------- -------
in its individual capacity but solely as trustee under the Indenture, or any successor trustee under the Indenture.

     "Independent" shall mean, when used with respect to any specified Person,
      -----------
that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Transferor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     "Independent Certificate" shall mean a certificate or opinion to be
      ----------- -----------
delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the
                                                         ------- ----
Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" and that the signer is Independent within the meaning thereof.

     "Ineligible Account" shall mean an Account that at the time of
      ---------- -------
determination is not an Eligible Account.

     "Ineligible Amount" shall mean on any Determination Date, the amount of
      ---------- ------
Ineligible Receivables included in the Trust on the last day of the preceding Collection Period pursuant to Section 2.9 of the Trust Sale and Servicing
                              ------- ---
Agreement.

     "Ineligible Receivable" shall mean any Receivable that at the time of
      ---------- ----------
determination is not an Eligible Receivable.

     "Initial Account" shall mean each individual wholesale financing account
      ------- -------
established with a Dealer pursuant to a Floorplan Financing Agreement which is identified in the computer file or microfiche or written list delivered to the Owner Trustee on the Initial Closing Date by the Transferor pursuant to Section
                                                                        -------
2.1 of the Trust Sale and Servicing Agreement.
---

     "Initial Closing Date" shall mean August, 2000.
      ------- ------- ----

     "Initial Cut-Off Date" shall mean June 30, 2000.
      ------- ------- ----

     "Initial Invested Amount" shall mean, with respect to any Series and for
      ------- -------- ------
any date, an amount equal to the initial invested amount specified in the related Series Supplement. The Initial Invested Amount for any Series may be increased or decreased from time to time as specified in the related Series Supplement.

     "Insolvency Event" shall mean any event specified in Section 5.17(b) or (c)
      ---------- -----                                    ------- -------    ---
of the Indenture.

     "Insolvency Laws" shall mean the Bankruptcy Code and any other applicable
      ---------- ----
federal or State bankruptcy, insolvency or other similar law.

     "Insurance Proceeds" shall mean, with respect to an Account, any amounts
      --------- --------
received by the Servicer pursuant to any policy of insurance which is required to be paid to VCI pursuant to a Floorplan Financing Agreement.

     "Internal Revenue Code" shall mean, the Internal Revenue Code of 1986, as
      -------- ------- ----
amended.

     "Invested Amount" shall mean, with respect to any Series and for any date,
      -------- ------
an amount equal to the invested amount specified in the related Series Supplement. The Invested Amount for any Series may be increased or decreased from time to time as specified in the related Series Supplement.

     "Investment Company Act" shall mean the Investment Company Act of 1940, as
      ---------- ------- ---
amended.
     "Involuntary Case" shall have the meaning specified in Article VI of the
      ----------- ----                                      ------- --
Receivables Purchase Agreement.

     "Issuer" shall mean the party named as such in the Indenture until a
      ------
successor replaces it and, thereafter, the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

     "Issuer Order and Issuer Request" shall mean a written order or request
      ------ ----- --- ------ -------
signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation,
      ----
assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing.

     "Miscellaneous Payments" shall mean, with respect to any Collection Period,
      ------------- --------
the sum of (a) Adjustment Payments and Transfer Deposit Amounts on deposit in the Collection Account on the related Payment Date and (b) Unallocated Principal Collections available to be treated as Miscellaneous Payments pursuant to

Section 4.3 on such Payment Date.
------- ---

     "Monthly Servicing Fee" shall mean, with respect to any, Series the amount
      ------- --------- ---
specified therefor in the related Series Supplement.

     "Moody's" shall mean Moody's Investors Service, Inc., or its successor.
      -------

     "Nonfloorplan Agreement" shall have the meaning specified in Article VII of
      ------------ ---------                                      ------- ----
the Receivables Purchase Agreement.

     "Non-Principal Collections" shall mean all Collections of interest,
      ------------- -----------
including amounts recovered on Defaulted Receivables, insurance proceeds and Rebate Payments, under the Receivables.

     "Non-Principal Receivables" with respect to any Account shall mean all
      ------------- -----------
amounts billed to the related Dealer in respect of interest and all other non-principal charges, including service fees and handling fees.

     "Note" shall mean any asset-backed Note executed by the Issuer by any of
      ----
its Authorized Officers and authenticated by the Indenture Trustee in the form attached to the Series Supplement applicable to such Series of Notes.

     "Note Depository" shall mean with respect to any Book-Entry Notes for which
      ---- ----------
Definitive Notes have not been issued, any depository selected from time to time by the Indenture Trustee on behalf of the Trust in whose name a Series of Notes is registered. The Note Depository shall be Cede & Co., the nominee of the Clearing Agency for such Series.

     "Note Depository Agreement" shall mean with respect to any Series of Notes
      ---- ---------- ---------
originally issued as Book-Entry Notes, the agreement, dated as of the Closing Date for such Series, among the Issuer, the Indenture Trustee and the Clearing Agency relating to such Notes, as the same may be amended and supplemented from time to time.

     "Note Distribution Account" shall mean the account designated as such,
      ---- ------------ -------
established and maintained pursuant to Section 4.1(b) of the Trust Sale and
                                       ------- ------
Servicing Agreement.

     "Note Owner" shall mean, with respect to a Book-Entry Note, any person who
      ---- -----
is a beneficial owner of a Book-Entry Note.

     "Note Rate" shall mean, with respect to any Series or Class, the note rate
      ---- ----
specified therefor in the related Series Supplement.

     "Note Register" shall have the meaning specified in Section 2.4(a) of the
      ---- --------                                      ------- ------
Indenture.

     "Note Registrar" shall mean the registrar at any time of the Note Register,
      ---- ---------
appointed pursuant to Section 2.4 of the Indenture.
                      ------- ---

     "Noteholder" shall mean any Holder of a Note.
      ----------

     "Noteholders' Monthly Servicing Fee" shall mean the portion of the
      ------------ ------- --------- ---
Servicing Fee allocable to the Noteholders pursuant to the terms of a Series Supplement.

     "Notice Date" shall have the meaning specified in Section 2.5(a) of the
      ------ ----                                      ------- ------
Trust Sale and Servicing Agreement.

     "Notice of Default" shall have the meaning set forth in Section 5.1(d) of
      ------ --                                              ------- ------
the Indenture.

     "Officers' Certificate" shall mean (i) with respect to any corporation,
      --------- -----------
unless otherwise specified in this Agreement, a certificate signed by (a) the Chairman of the Board, Vice Chairman of the Board, President or any Vice President and (b) a Treasurer, Assistant Treasurer, Secretary or

Assistant Secretary of such corporation and (ii) with respect to any limited liability company, unless otherwise specified in this Agreement, a certificate signed by any manager of such limited liability company.

     "Opinion of Counsel" shall mean a written opinion of counsel, who may,
      ------- -- -------
except as otherwise expressly provided, be an employee of the Transferor, the Servicer or VCI. In addition, for purposes of the Indenture: (a) such counsel shall be satisfactory to the Indenture Trustee, (b) the opinion shall be addressed to the Indenture Trustee as Trustee and (c) the opinion shall comply with any applicable requirements of Section 11.1(a) of the Indenture and shall
                                    ------- -------
be in form and substance satisfactory to the Indenture Trustee.

     "Order" shall have the meaning specified in Article VI of the Receivables
      -----                                      ------- --
Purchase Agreement.

     "Out of Trust Account" means any Account the Dealer has either (i) received
      --- -- ----- -------
proceeds from the sale of the related Vehicle or (ii) no longer owns, controls or has title to the Vehicle and the Dealer, for whatsoever reason, has not received full payment for such Vehicle; and the Dealer has not paid or is unable to pay the full the amount of the related Receivable to VCI, as Servicer, within three Business Days after VCI has made a demand for payment.

     "Outstanding" shall mean, with respect to any Notes, as of any
      -----------
Determination Date, all such Notes theretofore authenticated and delivered under the Indenture except:

          (a) Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

          (b) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes; provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefore, satisfactory to the Indenture Trustee, has been made; and

          (c) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser; provided, however, that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Transferor or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgor's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Transferor or any Affiliate of any of the forgoing Persons.

     "Outstanding Amount" shall mean, as of any date, with respect to any Series
      ----------- ------
of Notes, the aggregate principal amount of such Notes Outstanding at such date.

     "Overconcentration Amount" on any Determination Date shall mean, without
      ----------------- ------
duplication, the aggregate Dealer Overconcentrations on such Determination Date.

     "Owner Trust Estate" shall mean all right, title and interest of the Trust
      ----- ----- ------
in and to the property and rights assigned to the Trust pursuant to Article II
                                                                    ------- --
of the Trust Sale and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and the Residual Interest Distribution Account, the Enhancement Agreements and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Trust Sale and Servicing Agreement and the Administration Agreement.

     "Owner Trustee" shall mean The Bank of New York, a New York banking
      ----- -------
corporation, or any successor trustee under the Trust Agreement.

     "Pay Down Date" shall have the meaning specified in the related Series
      --- ---- ----
Supplement.

     "Paying Agent" shall mean with respect to the Indenture, the Indenture
      ------ -----
Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized
                               ------- ----
by the Issuer to make the payments to and distributions from the Collection Account and the Note Distribution Account, including payment of principal of or interest on the Notes on behalf of the Issuer. With respect to the Trust Agreement, any paying agent or co-paying agent appointed pursuant to Section 3.3
                                                                     ------- ---
of the Trust Agreement that meets the eligibility standards for the Owner Trustee specified in Section 6.13 of the Trust Agreement.
                     ------- ----

     "Payment Date" shall mean the twentieth day of each month or, if such day
      ------- ----
is not a Business Day, the next succeeding Business Day.

     "Payment Date Statement" shall mean, with respect to any Series, a report
      ------- ---- ---------
prepared by the Servicer on each Determination Date for the immediately preceding Collection Period in substantially the form set forth in the related Series Supplement.

     "Periodic Remittance Conditions" shall mean the conditions described in
      -------- ---------- ----------
Section 4.2(b) of the Trust Sale and Servicing Agreement.
------- ------

     "Person" shall mean any legal person, including any individual,
      ------
corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

     "Pool Balance" shall mean, as of the time of determination thereof, the
      ---- -------
sum of (a) the aggregate amount of Principal Receivables in the Trust at the time of determination, plus (b) the amount on the deposit in the Excess Funding Account, if any.

     "Predecessor Note" shall mean with respect to any particular Note, every
      ----------- ----
previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a
                                  ------- ---
mutilated, lost, destroyed or stolen Note.

     "Principal Collections" shall mean Collections of principal under the
      --------- -----------
Receivables (including deposits in Cash Management Accounts).

     "Principal Funding Account" shall mean, with respect to any Series of
      --------- ------- -------
Notes, the account so specified in the related Series Supplement.

     "Principal Receivables" with respect to an Account shall mean amounts shown
      --------- -----------
on the Servicer's records as Receivables (other than such amounts which represent Non-Principal Receivables) payable by the related Dealer. Notwithstanding anything to the contrary in the Trust Sale and Servicing Agreement, the amount of Principal Receivables on any date of determination for all purposes of the Basic Documents shall be deemed to be the actual amount thereof at such time minus the aggregate amount on deposit in the Cash Management Accounts maintained for the benefit of the related Dealers.

     "Principal Shortfalls" shall mean, for any Collection Period, with respect
      --------- ----------
to any Series of Notes the amounts specified in the related Series Supplement, if any.

     "Principal Terms" shall mean, with respect to any  Series:  (a) the name or
      --------- -----
designation; (b) the initial principal amount (or method for calculating such amount); (c) the Note Rate (or method for the determination thereof); (d) the payment date or dates and the date or dates from which interest shall accrue;
(e) the method for allocating principal and interest to Noteholders; (f) the designation of any Series Accounts and the terms governing the operation of such Series Accounts; (g) the Monthly Servicing Fee and the Noteholders' Monthly Servicing Fee; (h) the issuer and terms of any form of Enhancement with respect thereto; (i) the terms on which the Notes of such Series may be exchanged for Notes of another Series, repurchased by the Transferor or remarketed to other investors; (j) the Termination Date or other final payment date; (k) the number of Classes of Notes of such Series and, if more than one Class, the rights and priorities of each such Class; (l) the extent to which the Notes of such Series will be issuable in temporary or global form (and, in such case, the depository for such global note or notes, the terms or conditions, if any, upon which such global note or notes may be exchanged, in whole or in part, for Definitive Notes, and the manner in which any interest payable on a temporary or global note will be paid); (m) whether the Notes of such Series may be issued in bearer form and any limitations imposed thereon; (n) the priority of such Series with respect to any other Series; (o) whether such Series will be part of a group, and (p) any other terms of such Series.

     "Proceeding" shall mean any suit in equity, action at law or other judicial
      ----------
or administrative proceeding.

     "Purchase Price" shall mean, with respect to any Receivable for any date on
      -------- -----
which such Receivable is to be purchased pursuant to Section 3.3(c) of the Trust
                                                     ------- ------
Sale and Servicing Agreement
or Section 2.3(c) of the Receivables Purchase Agreement, as applicable, (a) an amount equal to the amount payable by the Dealer in respect thereof as reflected in the records of the Servicer as of the date of purchase plus, without
                                                          ----
duplication, (b) interest accrued from the end of the last Collection Period until the day such Receivable is purchased in respect of which interest on such Receivable was billed by the Servicer, at a per annum rate equal to the per annum rate borne by such Receivable, based on the actual number of days elapsed over a year of 360 days.

     "Rated Securities" shall mean each class of Notes which has been rated by a
      ----- ----------
Rating Agency at the request of the Transferor.

     "Rating Agency" shall mean, with respect to any outstanding Series or
      ------ ------
Class, each statistical rating agency selected by the Transferor to rate the Notes of such Series or Class, unless otherwise specified in the Series Supplement.

     "Rating Agency Condition" shall mean, with respect to any action, that each
      ------ ------ ---------
Rating Agency shall have notified the Transferor, the Servicer, the Owner Trustee and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Series or class with respect to which it is a Rating Agency, unless otherwise specified in the Series Supplement.

     "Reassignment" shall have the meaning specified in Section 2.7(b) of the
      ------------                                      ------- ------
Trust Sale and Servicing Agreement.

     "Rebate Payment" shall have the meaning specified in Section 3.9(c) of the
      ------ -------                                      ------- ------
Trust Sale and Servicing Agreement.

     "Receivables" shall mean, with respect to an Account, all amounts shown on
      -----------
the Servicer's records as amounts payable by the related Dealer from time to time in respect of advances made by VCI to such Dealer to finance the acquisition of Vehicles by such Dealer, together with the group of writings evidencing such amounts and the security interest created in connection therewith. Receivables which become Defaulted Receivables shall not be shown on the Servicer's records as amounts payable (and will cease to be included as Receivables) on the day on which they become Defaulted Receivables. Receivables which VCI is unable to transfer to the Transferor pursuant to the Receivables Purchase Agreement or which the Transferor is unable to transfer to the Trust pursuant to the Trust Sale and Servicing Agreement and Receivables which arise in Designated Accounts from and after the related Removal Commencement Date shall not be included in calculating the amount of Receivables.

     "Receivables Purchase Agreement" shall mean the  agreement between VCI and
      ----------- -------- ---------
the Transferor, dated as of the date hereof, governing the terms and conditions upon which the Transferor is acquiring the initial Receivables transferred to the Trust on the Initial Closing Date and all Receivables acquired thereafter, as the same may from time to time be amended, modified or otherwise supplemented.

     "Record Date" shall mean, with respect to any Payment Date, the close of
      ------ ----
business on the day preceding such Payment Date; provided that with respect to any Payment Date for a Series for which Notes have been issued pursuant to the Indenture, subsequent to the issuance of such Notes the Record Date for such Payment Date shall be the last day of the month preceding the month in which such Payment Date occurs.

     "Recoveries" on any Determination Date shall mean all amounts received,
      ----------
including Insurance Proceeds, by the Servicer during the Collection Period immediately preceding such Determination Date with respect to Receivables which have previously become Defaulted Receivables.

     "Redemption Date"  The date specified as such by the Issuer as described in
      ---------- ----
Sections 10.1 and 10.2 of the Indenture.
-------- ---- --- ----

     "Redemption Price"  The price specified in the applicable Series
      ---------- -----
Supplement.

     "Removal Commencement Date" shall have the meaning specified in Section
      ------- ------------ ----                                      -------
2.7(b)(i) of the Trust Sale and Servicing Agreement.
---------

     "Removal and Reassignment Date" shall have the meaning specified in Section
      ------- --- ------------ ----                                      -------
2.8(c)(i) of the Trust Sale and Servicing Agreement.
---------

     "Removal Date" shall have the meaning specified in Section 2.7(b) (iv) of
      ------- ----                                      ------- ------ ----
the Trust Sale and Servicing Agreement.

     "Removal Notice" shall have the meaning specified in Section 2.7(b)(i) of
      ------- ------                                      ------- ---------
the Trust Sale and Servicing Agreement.

     "Removed Account" shall have the meaning specified in Section 2.7(b) of the
      ------- -------                                      ------- ------
Trust Sale and Servicing Agreement.

     "Removed Accounts and Receivables" shall have the meaning specified in
      ------- -------- --- -----------
Section 2.8(b) of the Trust Sale and Servicing Agreement.
------- ------

     "Required Participation Amount" shall mean, at any time of determination,
      -------- ------------- ------
an amount equal to the sum of (a) the amounts for each Series obtained by multiplying the Required Participation Percentage for such Series by the Initial Invested Amount for such Series at such time, plus (b) the Trust Available Subordinated Amount on the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be mad eon the Payment Date following such Determination Date).

     "Required Participation Percentage" shall mean, with respect to any Series,
      -------- ------------- ----------
the percentage specified therefor in the related Series Supplement.

     "Required Rating" shall mean a rating on commercial paper or other short
      -------- ------
term unsecured debt obligations of Prime-1 by Moody's so long as Moody's is a Rating Agency and A-1+ by Standard & Poor's so long as Standard & Poor's is a Rating Agency; and any requirement that deposits or debt obligations have the "Required Rating" shall mean that such deposits or debt obligations have the foregoing required ratings from Moody's and Standard & Poor's.

     "Requirements of Law" for any Person shall mean the certificate of
      ------------ -- ---
incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including usury laws and the federal Truth in Lending Act).

     "Reserve Account" shall mean the account designated as such and established
      ------- -------
and maintained pursuant to a Series Supplement.

     "Reset Date" shall mean the last day of a Collection Period and the
      ----- ----
Business Day immediately preceding an Advance Date or a Pay Down Date with respect to any Series.

     "Residual Interest" shall mean the beneficial undivided ownership interest
      -------- --------
in the Trust.

     "Residual Interest Distribution Account" shall mean the account designated
      -------- -------- ------------ -------
as such, established and maintained pursuant to Section 5.1(a) of the Trust
                                                ------- ------
Agreement.

     "Residual Interestholder" shall mean the Transferor in its capacity as
      -------- --------------
owner of the Residual Interest.

     "Residual Participation Amount" shall mean, at any time of determination,
      -------- ------------- ------
an amount equal to the excess, if any, of (i) the Pool Balance (excluding the amount on deposit in the Excess Funding, if any) at the time of determination, over (ii) the aggregate invested amounts of all (excluding the Excess Funding, if any) Series then outstanding determined as specified in the applicable Series Supplement.

     "Responsible Officer" shall mean, with respect to the Indenture Trustee or
      ----------- -------
the Owner Trustee, any officer within the Corporate Trust Office (or any successor group of the Indenture Trustee or Owner Trustee), including any managing director, vice president, assistant vice president, secretary, assistant secretary, vice president or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Revolving Period" shall mean with respect to any  Series, the period
      --------- ------
specified as such in the related Series Supplement.

     "Securities Act" shall mean the Securities Act of 1933, as amended.
      ---------- ---

     "Series" shall mean any series of Notes so designated in the Series
      ------
Supplement.

     "Series Account" shall mean any deposit, trust, escrow, reserve or similar
      ------ -------
account maintained for the benefit of the Noteholders of any Series or class, as specified in any Series Supplement.

     "Series Adjusted Invested Amount" shall mean, with respect to any
      ------ -------- -------- ------
outstanding Series for any Collection Period, the sum of (a) the Initial Invested Amount of the Notes of such Series on the Determination Date occurring in such Collection Period (after giving effect to changes therein to be made on the following Payment Date under the applicable Series Supplement) minus the excess, if any, of (i) the aggregate amount of all investor charge-offs for such Series for all Payment Dates preceding the Determination Date occurring in such Collection Period, over (ii) the aggregate amount of all reimbursements of such investor charge-offs for such Series for all Payment Dates preceding the Determination Date occurring in such Collection Period, after subtracting therefrom most recent Reset Date and (b) the Available Subordinated Amount for such Series on the Determination Date occurring in such Collection Period (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date following such Determination Date under the applicable Series Supplement).

     "Series Allocable Defaulted Amount" shall mean, with respect to any Series
      ------ --------- --------- ------
and for any Collection Period, the product of the Series Allocation Percentage and the Defaulted Amount with respect to such Collection Period.

     "Series Allocable Excess Funding Amount" shall mean, with respect to any
      ------ --------- ------ ------- ------
Series and for any day, the product of the Series Allocation Percentage and the amount on deposit in the Excess Funding Account on such day.

     "Series Allocable Miscellaneous Payments" shall mean, with respect to any
      ------ --------- ------------- --------
Series and for Collection Period, the product of the Series Allocation Percentage and the amount of Miscellaneous Payments for such Collection Period.

     "Series Allocable Non-Principal Collections" shall mean, with respect to
      ------ --------- ------------- -----------
any Series and for any Collection Period, the product of the Series Allocation Percentage and the amount of Non-Principal Collections for such Collection Period.

     "Series Allocable Principal Collections" shall mean, with respect to any
      ------ --------- --------- -----------
Series and for any Collection Period, the product of the Series Allocation Percentage and the amount of Principal Collections for such Collection Period.

     "Series Allocation Percentage" shall mean, with respect to any Series and
      ------ ---------- ----------
for any Collection Period, the percentage equivalent of a fraction, the numerator of which is the Series Adjusted Invested Amount for such Series as of the Reset Date for the immediately preceding Collection Period, and the denominator of which is the Trust Adjusted Invested Amount as of the Reset Date for the immediately preceding Collection Period.

     "Series Cut-Off Date", with respect to any Series, shall have the meaning
      ------ ------- ----
specified in the related Series Supplement.

     "Series Issuance Date" shall mean, with respect to any  Series, the date on
      ------ -------- ----
which the Notes of such Series are to be originally issued in accordance with the Indenture and the related Series Supplement.

     "Series Supplement" shall mean, with respect to any Series, a supplement to
      ------ ----------
the Indenture, executed and delivered in connection with the original issuance of the Notes of such Series pursuant to Section 2.1 of the Indenture, and all
                                        ------- ---
amendments thereof and supplements thereto.

     "Servicer" shall mean, initially, VCI, in its capacity as Servicer under
      --------
the Trust Sale and Servicing Agreement, and after any Servicing Transfer, the Successor Servicer.

     "Servicing Default" shall have the meaning specified in Section 7.1 of the
      --------- -------                                      ------- ---
Trust Sale and Servicing Agreement.

     "Servicing Fee" shall have the meaning specified in Section 3.2 of the
      --------- ---                                      ------- ---
Trust Sale and Servicing Agreement.

     "Servicing Fee Rate" shall be the rate set forth in the applicable Series
      --------- --- ----
Supplement.

     "Servicing Officer" shall mean any officer of the Servicer involved in, or
      --------- -------
responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Indenture Trustee by the Servicer as such list may from time to time be amended.

     "Servicing Transfer" shall have the meaning specified in Section 7.1 of the
      --------- --------                                      ------- ---
Trust Sale and Servicing Agreement.

     "Standard & Poor's" shall mean Standard & Poor's Rating Services, a
      -------- - ------
division of the McGraw-Hill Companies, Inc. or its successor.

     "Successor Servicer" shall have the meaning specified in Section 7.2 of the
      --------- --------                                      ------- ---
Trust Sale and Servicing Agreement.

     "Tax Opinion" shall mean, with respect to any action, an Opinion of Counsel
      --- -------
to the effect that, for U.S. federal income tax purposes (a) such action will not cause a taxable event with respect to any Noteholders and (b) in the case of
Section 2.14 of the Indenture, the Notes of the new Series will be characterized
------- ----
as debt or an interest in a tax partnership (which partnership will not be treated as a result of issuance of such Notes as a "publicly traded partnership" within the meaning of Section 7704 of the Code and applicable Treasury Regulations).

     "Termination Date" shall mean, with respect to any Series, the termination
      ----------- ----
date specified in the related Series Supplement.

     "Termination Notice" shall have the meaning specified in Section 7.1 of the
      ----------- ------                                      ------- ---
Trust Sale and Servicing Agreement.

     "Temporary Notes" shall mean the Notes specified in Section 2.3 of the
      --------- -----                                    ------- ---
Indenture.

     "Transfer Date" shall have the meaning specified in Section 2.1 of the
      -------- ----                                      ------- ---
Trust Sale and Servicing Agreement.

     "Transfer Deposit Amount" shall mean, with respect to any Receivable
      -------- ------- ------
reassigned or assigned to the Transferor or the Servicer, as applicable, pursuant to Section 2.4(c) or Section 3.3(c) of the Trust Sale and Servicing
            ------- ------    ------- ------
Agreement, the amounts specified in such Sections.

     "Transferor" shall mean Volkswagen Dealer Finance, LLC, a Delaware limited
      ----------
liability company.

     "Trust" shall mean the Volkswagen Credit Auto Master Owner Trust, a New
      -----
York common law trust, the corpus of which shall consist of the Trust Assets.

     "Trust Accounts" shall mean the Collection Account, the Note Distribution
      ----- --------
Account, the Excess Funding Account, and any other account so designated in a Series Supplement, collectively.

     "Trust Adjusted Invested Amount" shall mean, at any time of determination,
      ----- -------- -------- ------
the sum of the Series Adjusted Invested Amounts for all outstanding series at such time.

     "Trust Agreement" shall mean the trust agreement between the Transferor and
      ----- ---------
the Owner Trustee, dated as of the date hereof, as the same may from time to time be amended, modified or otherwise supplemented.

     "Trust Assets" shall have the meaning specified in Section 2.1 of the Trust
      ----- ------                                      ------- ---
Sale and Servicing Agreement.

     "Trust Available Subordinated Amount" shall mean, at any time of
      ----- --------- ------------ ------
determination, the sum of the Available Subordinated Amounts, if any, for all outstanding Series at such time.

     "Trust Estate" shall mean all money, instruments, rights and other property
      ----- ------
that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders and (only to the extent expressly provided in the Indenture) the Residual Interestholder (including, without limitation, the Collateral described in the Granting Clause of the Indenture), including the proceeds thereof, and any other property and interests that are pledged to the Indenture Trustee for the benefit of Beneficiaries pursuant to a supplement to the Trust Sale and Servicing Agreement or otherwise.

     "Trust Incremental Subordinated Amount" shall mean on any Determination
      ----- ----------- ------------ ------
Date, the excess, if any, of (a) the sum of the Overconcentration Amount and the Ineligible Amount, in each case, on such Determination Date, over (b) the
                                                             ----
Incremental Default Amount for such Determination Date.

     "Trust Indenture Act or TIA" shall mean the Trust Indenture Act of 1939, as
      ----- --------- --- -- ---
amended.

     "Trust Sale and Servicing Agreement" shall mean the Trust Sale and
      ----- ---- --- --------- ---------
Servicing Agreement, dated as of the date hereof between the Servicer, the Transferor and the Owner Trustee, as amended and supplemented from time to time.

     "Trust Termination Date" shall have the meaning specified in Section 7.1 of
      ----- ----------- ----                                      ------- ---
the Trust Agreement.

     "UCC" shall mean the Uniform Commercial Code, as amended from time to time,
      ---
as in effect in the State of New York.

     "Unallocated Principal Collections" shall have the meaning specified in
      ----------- --------- -----------
Section 4.3 of the Trust Sale and Servicing Agreement.
------- ---

     "Unregistered Note" shall mean any Note that has not been registered under
      ------------ ----
the Securities Act and is subject to the provisions of Section 2.15 of the
                                                       ------- ----
Indenture.

     "Used Vehicle" shall mean any Vehicle held for sale by a Dealer that is
      ---- -------
determined to be a "used" Vehicle in accordance with the Servicer's standard wholesale servicing practices.

     "Variable Funding Increased Cost Amounts" shall mean, with respect to any
      -------- ------- --------- ---- -------
Series, the termination date specified in the related Series Supplement.

     "VCI" shall mean VW Credit, Inc., a Delaware corporation, and its
      ---
successors in interest.

     "VDF" shall mean Volkswagen Dealer Finance, LLC a Delaware corporation,
      ---
and its sucessors in interest.

     "VDF Subordinated Note" shall have the meaning specified in Section 2.1 of
      --- ------------ ----                                      ------- ---
the Receivables Purchase Agreement.

     "Vehicle" shall mean an automobile or light-duty truck.
      -------

     "VW Credit" shall mean VW Credit, Inc., a Delaware corporation, and its
      -- ------
successors in interest.

     "VWOA" shall mean Volkswagen of America, Inc., a New Jersey corporation.
      ----

                                   APPENDIX A
                                   ----------

                        PART II - RULES OF CONSTRUCTION


(A)  Accounting Terms.  As used in this Appendix or the Basic Documents,
     ---------- -----
     accounting terms which are not defined, and accounting terms partly defined, herein or therein shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Appendix or the Basic Documents are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or the Basic Documents will control.

(B)  "Hereof," etc.  The words "hereof," "herein" and "hereunder" and words of
      -------- ----
     similar import when used in this Appendix or any Basic Document will refer to this Appendix or such Basic Document as a whole and not to any particular provision of this Appendix or such Basic Document; and Section, Schedule and Exhibit references contained in this Appendix or any Basic Document are references to Sections, Schedules and Exhibits in or to this Appendix or such Basic Document unless otherwise specified. The word "or" is not exclusive.

(C)  Reference to Distribution Dates.  With respect to any Distribution Date,
     --------- -- ------------ -----
     the "related Collection Period," and the "related Record Date," will mean the Collection Period and Record Date, respectively, immediately preceding such Distribution Date, and the relationships among Collection Periods and Record Dates will be correlative to the foregoing relationships.

(D)  Number and Gender.  Each defined term used in this Appendix or the Basic
     ------ --- ------
     Documents has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Appendix or the Basic Documents has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

(E)  Including.  Whenever the term "including" (whether or not that term is
     ---------
     followed by the phrase "but not limited to" or "without limitation" or words of similar effect) is used in this Appendix or the Basic Documents in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or exclusive listing of, the items within that classification.

                                  APPENDIX B
                                  -------- -

                        NOTICE ADDRESSES AND PROCEDURES

          All requests, demands, directions, consents, waivers, notices, authorizations and communications provided or permitted under any Basic Document to be made upon, given or furnished to or filed with the Transferor, the Servicer, the Administrator, the Indenture Trustee, the Issuer, the Owner Trustee or the Rating Agencies shall be in writing, personally delivered, sent by facsimile with a copy to follow via first class mail, overnight mail or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt:

          (A)  in the case of the Transferor, at the following address:

               VOLKSWAGEN DEALER FINANCE, LLC
               3800 Hamlin Road
               Auburn Hills, Michigan 48326
               Attn: Secretary

          (B) in the case of the Servicer or the Administrator, at the following address:

               VW Credit, Inc
               3800 Hamlin Road
               Auburn Hills, Michigan 48326
               Attn: Secretary

          (C)  in the case of the Indenture Trustee, at its Corporate Trust
Office,

          (D) in the case of the Issuer or the Owner Trustee, to the Owner Trustee at its Corporate Trust Office,

               The Bank of New York
               101 Barclay Street-12E
               New York, New York 10286
               Attn:

               with a copy to:

               VW Credit, Inc
               3800 Hamlin Road
               Auburn Hills, Michigan 48326
               Attn: Secretary

     The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee and the Indenture Trustee shall likewise promptly transmit any notice received by it from the Noteholders to the Issuer.

          (E)  in the case of Moody's Investors Service, Inc., to:

               Moody's Investors Service, Inc.
               ABS Monitoring Department
               99 Church Street
               New York, New York 10007

          (F)  in the case of Standard & Poor's Ratings Services, to:

               Standard & Poor's Ratings Services
               55 Water Street
               New York, New York 10041
               Attention: Asset Backed Surveillance Department

or at such other address as shall be designated by such Person in a written notice to the other parties to this Agreement.

          Where any Basic Document provides for notice to Noteholders of any condition or event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if it is in writing and mailed, first-class, postage prepaid or by overnight mail to each Noteholder affected by such condition or event, at such Person's address as it appears on the Note Register not later than the latest date, and not earlier than the earliest date, prescribed in such Basic Document for the giving of such notice. If notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholders shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

                                                                       EXHIBIT A


           FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS
(As required by Section 2.5(a)(iii) of the Trust Sale and Servicing Agreement).
                ------- -----------

     ASSIGNMENT No. ___ OF RECEIVABLES IN ADDITIONAL ACCOUNTS dated as of _________, among VOLKSWAGEN DEALER FINANCE, LLC ("VDF"), as transferor,
                                                  ---
VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST (the "Trust"), as buyer, and VW
                                                -----
CREDIT, INC., as servicer (the "Servicer")  pursuant to the Trust Sale and
                                --------
Servicing Agreement referred to below.

                             W I T N E S S E T H :

     WHEREAS, the Servicer, VDF and the Trust are parties to a Trust Sale and
Servicing Agreement dated as of August [   ], 2000 (as amended or supplemented,
the "Trust Sale and Servicing Agreement"):
     ----- ---- --- --------- ---------

     WHEREAS, pursuant to the Trust Sale and Servicing Agreement, VDF wishes to designate Additional Accounts to be included as Accounts and to convey the Receivables and Collateral Security of such Additional Accounts, whether now existing or hereafter created, to the Trust as part of the corpus of the Trust (as each such term is defined in the Trust Sale and Servicing Agreement); and

     WHEREAS the Trust is willing to accept such designation and conveyance subject to the terms and conditions hereof;

     NOW, THEREFORE, VDF, the Trust and the Servicer hereby agree as follows:

          1.   Defined Terms.  All capitalized terms used herein shall have the
               ------- -----
meanings ascribed to them in Appendix A of the Trust Sale and Servicing
                             -------- -
Agreement unless otherwise defined herein. "Addition Date" shall mean, with respect to the Additional Accounts designated hereby, __________, _____.

          2.   Designation of Additional Accounts. VDF hereby delivers herewith
               ----------- -- ---------- --------
a computer file or microfiche or written list containing a true and complete list of all such Additional Accounts specifying for each such Account, as of the Additional Cut-Off Date, its account number, the aggregate amount of Receivables outstanding in such Account and the aggregate amount of Principal Receivables in such Account. Such file or list shall, as of the date of this Assignment, supplement Schedule 1 to the Trust Sale and Servicing Agreement.
           -------- -

          3.   Conveyance of Receivables.
               ---------- -- -----------

          (a) VDF does hereby sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided in the Trust Sale and Servicing Agreement), to the Trust for the benefit of the Noteholders and the Residual Interestholder and any Enhancement Providers, on the Addition Date all of its right, title and interest in, to and under the Receivables in such Additional Accounts and all Collateral Security with respect thereto, owned by VDF and existing at the close of business on the Additional Cut-Off Date and thereafter created from time to time, all monies due or to become due and all amounts received with respect thereto and all proceeds of all of the foregoing (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of Michigan) and Recoveries thereof. The foregoing sale, transfer, assignment, set-over and conveyance does not constitute and is not intended to result in the creation or an assumption by the Trust, the Owner Trustee, the Indenture Trustee, any Agent of any Beneficiary of any obligation of the Servicer, VDF, VCI or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to any Dealers.

          (b) In connection with such sale, VDF agrees to record and file, at its own expense, a financing statement on form UCC-1 (and continuation statements when applicable) with respect to the Receivables now existing and hereafter created for the sale of chattel paper, general intangibles or accounts (as defined in Sections 9-105 and 9-106 of the UCC as in effect in any state where VDF's or the Servicer's chief executive offices or books and records relating to the Receivables are located) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of the Receivables and the Collateral Security to the Trust, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Trust on or prior to the Addition Date. In addition, VDF shall cause to be timely filed in the appropriate filing office any form UCC-1 financing statement and continuation statement necessary to perfect any sale of Receivables to the Trust. The Trust shall be under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under the UCC in connection with such sale. The parties hereto intend that the sales of Receivables effected by this Agreement be sales.

          (c) In connection with such sale, VDF further agrees, at its own expense, on or prior to the Addition Date, to indicate in its computer files that the Receivables created in connection with the Additional Accounts designated hereby have been sold and the Collateral Security assigned to the Trust pursuant to this Assignment for the benefit of the Noteholder, the Residual Interestholder and any Enhancement Providers. In addition, in connection with such sales, VDF shall deliver within __ days after the Addition Date to the Owner Trustee all documents constituting "instruments" (as defined in the UCC as in effect in the applicable jurisdiction) with such endorsements attached as the Trust may reasonably require.

          4.   Acceptance by the Trust.  Subject to the satisfaction of the
               ---------- -- --- -----
conditions set forth in Section 6 of this Assignment, the Trust hereby
                        ------- -
acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section
                                                                      -------
3(a) of this Assignment, and declares that it shall maintain such right, title
----
and interest, upon the trust herein set forth, for the benefit of the Noteholders, the Residual Interestholder and any Enhancement Providers. The Trust further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, VDF delivered to the Trust the computer file or microfiche or written list relating to the Additional Accounts described in
Section 2 of this Assignment.
------- -

          5.   Representations and Warranties of VDF.  VDF hereby represents and
               --------------- --- ---------- -- ---
warrants to the Trust, as of the date of this Assignment and as of the Addition Date that:

          (a)  Legal, Valid and Binding Obligation.  This Assignment constitutes
               ------ ----- --- ------- ----------
a legal, valid and binding obligation of VDF, enforceable against VDF in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

          (b)  Organization and Good Standing.  VDF is a limited liability
               ------------ --- ---- --------
company duly organized and validly existing and in good standing under the law of the State of Delaware and has, in all material respects, full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Assignment;

          (c)  Due Qualification.  VDF is duly qualified to do business and,
               --- -------------
where necessary, is in good standing as a foreign limited liability company (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder;

          (d)  Eligible Accounts.  Each Additional Account designated hereby is
               -------- --------
an Eligible Account;

          (e)  Selection Procedures.  No selection procedures believed by VDF to
               --------- ----------
be adverse to the interests of the Noteholders, the Residual Interestholder or any Enhancement Providers were utilized in selecting the Additional Accounts designated hereby;

          (f)  Insolvency.  As of the Notice Date and the Addition Date, VDF is
               ----------
not insolvent nor, after giving effect to the conveyance set forth in Section 3
                                                                      ------- -
of this Assignment, will it have been made insolvent, nor is it aware of any pending insolvency;

          (g)  Valid Transfer.  This Assignment constitutes a valid sale,
               ----- --------
transfer and assignment to the Trust of all right, title and interest of VDF in the Receivables and the related Collateral Security and the proceeds thereof and upon the filing of the financing statements described in Section 3 of this
                                                         ------- -
Assignment with the Secretary of State of the State of Michigan and other applicable states and, in the case of the Receivables and the Collateral Security hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority perfected ownership interest in such property;

          (h)  Due Authorization.  The execution and delivery of this Assignment
               --- -------------
and the consummation of the transactions provided for or contemplated by this Assignment have been duly authorized by VDF by all necessary action on the part of VDF;

          (i)  No Conflict.  The execution and delivery of this Assignment, the
               -- --------
performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which VDF is a party or by which it or its properties are bound;

          (j)  No Violation.  The execution and delivery of this Assignment by
               -- ---------
VDF, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof will not conflict with or violate any material Requirements of Law applicable to VDF;

          (k)  No Proceedings.  There are no proceedings or, to the best
               -- -----------
knowledge of VDF, investigations pending or threatened against VDF before any Governmental Authority (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of VDF, would materially and adversely affect the performance by VDF of its obligations under this Assignment, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment or (v) seeking to affect adversely the income tax attributes of the Trust under the United States federal or any State income, single business or franchise tax systems;

          (l)  Record of Accounts.  As of the Addition Date, Schedule 1 to this
               ------ -- --------                            -------- -
Assignment is an accurate and complete listing in all material respects of all the Additional Accounts as of the Additional Cut-Off Date and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Additional Cut-Off Date;

          (m)  No Liens. Each Receivable and all Collateral Security existing on
               -- -----
the Addition Date has been conveyed to the Trust free and clear of any Lien;

          (n)  All Consents Required.  With respect to each Receivable and all
               --- -------- --------
Collateral Security existing on the Addition Date, all material consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by VDF in connection with the conveyance of such Receivable or Collateral Security to the Trust, the execution and delivery of this Assignment and the performance of the transactions contemplated hereby have been duly obtained, effected or given and are in full force and effect; and

          (o)  Eligible Receivables.  On the Additional Cut-Off Date, each
               -------- -----------
Receivable conveyed to the Trust as of such date is an Eligible Receivable or, if such Receivable is not an Eligible Receivable, such Receivable is conveyed to the Trust in accordance with Section 2.9 of the Trust Sale and Servicing
                             ------- ---
Agreement.

          6.   Conditions Precedent.  The acceptance of the Trust set forth in
               ---------- ---------
Section 4 of this Assignment is subject to the satisfaction, on or prior to the
------- -
Addition Date, of the following conditions precedent:

          (a)  Representations and Warranties.  Each of the representations and
               --------------- --- ----------
warranties made by VDF in Section 5 of this Assignment shall be true and correct
                          ------- -
as of the date of this Assignment and as of the Addition Date;

          (b)  Agreement.  Each of the conditions set forth in Section 2.5(a) of
               ---------                                       ------- ------
the  Trust Sale and Servicing Agreement (other than Section 2.5(a)(i)) in the
                                                    ------- ---------
case of Automatic Additional Accounts designated by VDF pursuant to Section
                                                                    -------
2.5(b)  of the Trust Sale and Servicing Agreement) applicable to the designation
-------
of the Additional Accounts to be designated hereby shall have been satisfied;
and

          (c)  Additional Information.  VDF shall have delivered to the Trust
               ---------- -----------
such information as was reasonably requested by the Trust to satisfy itself as to the accuracy of the representation and warranty set forth in Section 5(d) of
                                                                ------- ----
this Assignment.

          7.   Ratification of Agreement.  As supplemented by this Assignment,
               ------------ -- ---------
the Trust Sale and Servicing Agreement is in all respects ratified and confirmed and the Trust Sale and Servicing Agreement as so supplemented by this Assignment shall be read, taken and construed as one and the same instrument.

          8.   Counterparts.  This Assignment may be executed in two or more
               ------------
counterparts (and by different parties in separate counterparts),each of which shall be an original but all of which together shall constitute one and the same instrument.

          9.   GOVERNING LAW.  THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE
               --------- ---
WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS OR ANY OTHER JURISDICTION'S CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


                                  *  *  *  *

     IN WITNESS WHEREOF, VDF, Trust and the Servicer have caused this Assignment to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.


                                    VOLKSWAGEN DEALER FINANCE, LLC,
                                    as Transferor



                                    By:_________________________________
                                       Name:
                                       Title:


                                    By:_________________________________
                                       Name:
                                       Title:



                                    VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST

                                    By: The Bank of New York, not in its
                                    individual capacity, but solely as Owner
                                    Trustee on behalf of the Trust



                                    By:_________________________________
                                       Name:
                                       Title:



                                    VW CREDIT, INC.,
                                    as Servicer


                                    By:_________________________________
                                       Name:
                                       Title:


                                    By:_________________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT B
                                                                       ---------


                     FORM OF ANNUAL SERVICER'S CERTIFICATE

          (As required to be delivered on or before (April 30) of each calendar year beginning with April 30, 2001, pursuant to
             Section 3.5 of the Trust Sale and Servicing Agreement)
             -----------


                                VW CREDIT, INC.

                _______________________________________________

                   VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST
                _______________________________________________


          The undersigned, duly authorized representatives of VW Credit,

Inc.("VCI"), as Servicer, pursuant to the Trust Sale and Servicing Agreement
      ---
dated as of August [   ], 2000 (as amended and supplemented, or otherwise
modified and in effect from time to time, the "Agreement"), by and among
                                               ---------
VOLKSWAGEN DEALER AUTO FINANCE, LLC, as Transferor, VCI, as Servicer, and VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, as the Trust, do hereby certify that:

          1.   VCI is, as of the date hereof, the Servicer under the Agreement.

          2. The undersigned are Servicing Officers and are duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Rating Agencies, the Owner Trustee, the Indenture Trustee, any Agent and any Enhancement providers.

          3. A review of the activities of the Services during the calendar year ended December 31, ____, and of its performance under the Agreement was conducted under our supervision.

          4. Based on such review, the Servicer has, to the best of our knowledge, performed in all material respects all of its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

          5. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to us to have been made by the Servicer during the year ended December 31, ____, which sets forth in detail the (a) nature of each such default, (b) the action taken by the Servicer, if any, to remedy each such default and (c) the current status of each such default: (If applicable, insert "None.")

          Capitalized terms used but not defined herein are used as defined in the Agreement.

          IN WITNESS WHEREOF, each of the undersigned has duly executed this Certificate this ____ day of __________.



                              By:______________________________________
                                 Name:
                                 Title:



                              By:______________________________________
                                 Name:
                                 Title:

                                                                       EXHIBIT C



                      FORM OF REASSIGNMENT OF RECEIVABLES
                                  AND ACCOUNTS
                 (Pursuant to Section 2.7 of the Trust Sale and
                              -----------
                     Servicing Agreement referred to below)


             REASSIGNMENT NO. _____ OF RECEIVABLES, dated as of _________, _____ (the "Reassignment"), by and between Volkswagen Dealer Finance, LLC, a limited
      ------------
liability company organized and existing under the laws of the State of Delaware (the "Transferor"), and Volkswagen Credit Auto Master Owner Trust, a New York
      ----------
common law trust (the "Trust"), pursuant to the Trust Sale and Servicing
                       -----
Agreement referred to below.

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, the Transferor and the Trust are parties to the Trust Sale
and Servicing Agreement dated as of August [   ], 2000 (hereinafter as such
agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Trust Sale and Servicing Agreement");
                         ----------------------------------

          WHEREAS, pursuant to the Trust Sale and Servicing Agreement, the Trust wishes to reconvey to the Transferor certain of the Receivables and proceeds thereof, whether now existing or hereafter created, from the Trust to the Transferor pursuant to the terms of Section 2.7 of the Trust Sale and Servicing
                                    -----------
Agreement (as each such term is defined in the Trust Sale and Servicing Agreement);

          WHEREAS, the Transferor is willing to accept the reconveyance of the Receivables subject to the terms and conditions hereof;

          NOW THEREFORE, the Transferor and the Trust hereby agree as follows:

          1.   Defined Terms.  All terms defined in the Trust Sale and Servicing
               -------------
Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

          "Reassignment Date" shall mean __________ ___, ____.
           -----------------

          2.   Return of Lists of Accounts.  The Trust shall deliver to the
               ---------------------------
Transferor, not later than three Business Days after the Reassignment Date, each and every computer file or microfiche list of Accounts delivered to the Trust pursuant to the terms of the Trust Sale and Servicing Agreement.

          3.   Conveyance of Receivables.
               -------------------------

          a. The Trust does hereby reconvey to the Transferor, without recourse, on and after the Reassignment Date, all right, title and interest of the Trust in, to and under certain Receivable and related Collateral Security now existing and hereafter created in the Accounts (as identified in the related Removal Notice), all monies due or to become due with respect thereto, including all proceeds of all of the foregoing (as defined by the appropriate UCC) of such Receivables.

          b. In connection with such transfer, the Trust agrees to execute and deliver to the Transferor on or prior to the date of this Reassignment, such UCC termination statements as the Transferor may reasonably request, evidencing the release by the Trust of its Lien on the Receivables.

          4.   Counterparts.  This Reassignment may be executed in two or more
               ------------
counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          5.   Governing Law.  This Reassignment shall be construed in
               -------------
accordance with the laws of the State of New York.

                                *    *    *    *

          IN WITNESS WHEREOF, the undersigned have caused this Reassignment of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                              VOLKSWAGEN DEALER FINANCE, LLC,
                              as Transferor


                              By____________________________________
                                Name:
                                Title:


                              VOLKSWAGEN CREDIT AUTO MASTER
                                    OWNER TRUST

                              By: The Bank of New York,
                                  not in its individual capacity,
                                  but solely as Owner Trustee on
                                  behalf of the Trust,


                              By____________________________________
                                Name:
                                Title:

                                                                      Schedule 1

                                LIST OF ACCOUNTS

                                                                      Schedule 2

                                  PROCEEDINGS

                                                                      Schedule 3

                             LIST OF TRUST ACCOUNTS